            PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MAY 21, 1997)

                           $
             Deutsche Financial Capital Securitization LLC, Seller

          Senior/Subordinated Pass-Through Certificates, Series 1997-1
                   (Oakwood Acceptance Corporation, Servicer)

The Senior/Subordinated Pass-Through Certificates, Series 1997-1 (the "Certificates") will represent interests in a pool (the "Asset Pool") of fixed-rate manufactured housing installment sales contracts (the "Contracts") and fixed-rate mortgage loans secured by first liens on the real estate to which the related Manufactured Homes are deemed permanently affixed (the "Mortgage Loans" and, together with the
      Contracts, the "Assets"). The Assets were originated or purchased by Deutsche Financial Capital Limited Liability Company ("DFC") in
        the ordinary course of DFC's business and will be conveyed by DFC to Deutsche Financial Capital Securitization LLC (the "Company"). The Company will convey the Trust Estate to DFCs
          Trust 1997-1 (the "Trust") pursuant to the Pooling and
          Servicing Agreement referred to herein. Oakwood Acceptance
           Corporation will serve as servicer of the Assets
                                         (the "Servicer" or
                                  "Oakwood").

The Certificates will consist of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the "Senior Certificates") and the
   Class M, Class B-1, Class B-2, Class X and Class R Certificates (collectively, the "Subordinated Certificates"). Only the Class A, Class
     M and Class B-1 Certificates are being offered hereby (collectively, the "Offered Certificates"). The Class A-1, Class A-2, Class A-3,
       Class A-4, Class A-5 and Class M Certificates will evidence in the aggregate approximate initial undivided interests in the
        principal of the Asset Pool of    %,    %,    %,    %,    %
          and    %, respectively. The Class B-1 and Class B-2
          Certificates will evidence in the aggregate approximate
            initial undivided interests in the principal of the
            Asset Pool                          of    % and    %,
                                 respectively.

Distributions of principal of and interest on the Certificates will be distributed to Certificateholders on the 15th day of each month (or if the
  15th day is not a business day, the next business day) (each, a "Distribution Date"), beginning in June 1997. The Pass-Through Rate for the Class A-1 Certificates for a Distribution Date will be the per annum rate equal to the lesser of One-Month LIBOR, as determined on the
     applicable Floating Rate Determination Date, plus    % or the Weighted
     Average Net Asset Rate. For any Distribution Date, the Pass-Through
       Rates for the other Classes of Offered Certificates will be    %
        per annum, in the case of the Class A-2 Certificates,    % per
        annum, in the case of the Class A-3 Certificates,    % per
        annum, in the case of the Class A-4 Certificates,    % per
        annum, in the case of the Class A-5 Certificates,    % per
         annum, in the case of the Class M Certificates and,    % per
           annum, in the case of the Class B-1 Certificates; provided that the Pass-Through Rates on the Class M, and Class B-1
            shall not exceed the related Weighted Average Net Asset
            Rate, as                                    defined
                                    herein.

Elections will be made to treat certain assets of the Trust as two separate real estate mortgage investment conduits (each, a "REMIC") under the Internal
  Revenue Code of 1986, as amended (the "Code"). The Class A-1, Class A-2,
  Class A-3, Class A-4 and Class A-5 Certificates (collectively, the "Class
    A Certificates"), the Class M Certificates (the "Class M Certificates"), the Class B-1 and Class B-2 Certificates (collectively, the "Class B Certificates") and the Class X Certificates will represent "regular interests" in one of such REMICs. The Class R Certificates will represent beneficial ownership of the "residual interest" in each of such REMICs. See "Federal Income Tax Consequences -- REMIC
                        Certificates" in the Prospectus.

                                                  (Cover continued on next page)

FOR A DISCUSSION OF CERTAIN SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE
OFFERED CERTIFI     CATES, SEE "RISK FACTORS" HEREIN AT PAGE S-18 AND IN THE
                             PROSPECTUS AT PAGE 10.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
       PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                                INITIAL PRINCIPAL         PRICE TO         UNDERWRITING          PROCEEDS TO
                                                     AMOUNT              PUBLIC (1)          DISCOUNT          COMPANY (1)(2)
Class A-1....................................     $
Class A-2....................................     $
Class A-3....................................     $
Class A-4....................................     $
Class A-5....................................     $
Class M......................................     $
Class B-1....................................     $
  Total......................................     $

(1) Per Certificate, plus accrued interest, if any, at the applicable Pass-Through Rate from the Closing Date, with respect to the Class A-1 Certificates, and from May 1, 1997, with respect to all other Classes of Offered Certificates.
(2) Before deducting expenses payable by the Company, estimated to be $325,000.

    The Offered Certificates are offered by the underwriters specified below (the "Underwriters"), subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement system of
The Depository Trust Company on or about June     , 1997.

CREDIT SUISSE FIRST BOSTON                              DEUTSCHE MORGAN GRENFELL

           The date of this Prospectus Supplement is June     , 1997

(Cover continued from previous page)

    There will be no application to list the Offered Certificates on any exchange, although the Underwriters intend to make a secondary market in the Offered Certificates, they have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue to exist or provide sufficient liquidity.

    As further described herein, the Subordinated Certificates are subordinated to the Senior Certificates; the Class B-1, Class B-2, Class X and Class R Certificates are subordinated to the Class A Certificates and the Class M Certificates; the Class B-2, Class X and Class R Certificates are subordinated to the Class B-1 Certificates; and the Class X and Class R Certificates are subordinated to the Class B-2 Certificates. This subordination will be accomplished by the preferential application of the Available Distribution to the more senior Classes of Certificates as against the Classes that are subordinated to such senior Classes and by the allocation of Writedown Amounts to the more subordinated Classes of Certificates. See "Description of the Offered Certificates -- Distributions -- Priority of Distributions" and "Description of the Offered Certificates -- Allocation of Writedown Amounts" herein.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING, AND SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING OF THE OFFERED CERTIFICATES. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    NEITHER THE CERTIFICATES NOR THE ASSETS TRANSFERRED TO THE TRUST WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, BY THE COMPANY, BY ANY UNDERWRITER, BY THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS PROVIDED HEREIN. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE COMPANY, THE SERVICER OR ANY PERSON OTHER THAN THE TRUST. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FOR THE BENEFIT OF THE CERTIFICATEHOLDERS.

    Until [ninety days after the date of this Prospectus Supplement], 1997, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    The Certificates offered by this Prospectus Supplement will be part of a separate Series of Pass-Through Certificates being offered by the Company from time to time pursuant to its Prospectus dated May 21, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information about the offering of the Offered Certificates that is not contained herein, and prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

    The Company may sell from time to time under this Prospectus Supplement and the Prospectus and other related prospectus supplements up to $500,000,000 in aggregate principal amount of Pass-Through Certificates, issuable in Series. As of the date of this Prospectus Supplement, the Seller has publicly sold or
committed to sell $[               ] in aggregate principal amount of
Pass-Through Certificates, including the Offered Certificates.

    The Seller has filed with the Commission certain materials relating to the Assets and the Certificates on Form 8-K. Such materials were prepared by the Underwriters for certain prospective investors, and the information included in such materials is subject to, and is superseded by, the information set forth in this Prospectus Supplement.

                                SUMMARY OF TERMS

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE
ATTACHED PROSPECTUS DATED MAY   , 1997 (THE "PROSPECTUS"). WHENEVER REFERENCE IS
MADE HEREIN TO A PERCENTAGE OF THE ASSETS OR A WEIGHTED AVERAGE STATISTIC RELATING TO THE ASSETS, THE PERCENTAGE OR WEIGHTED AVERAGE STATISTIC IS CALCULATED BASED ON THE SCHEDULED PRINCIPAL BALANCES OF THE ASSETS AS OF THE CUT-OFF DATE (AS DEFINED BELOW). CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY ON PAGE 88 IN THE PROSPECTUS OR ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

TITLE OF SERIES..............................  Senior/Subordinated Pass-Through Certificates, Series 1997-1 (the
                                               "Certificates"). The Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust (the "Trust") established by the
                                               Company. The Trust will consist primarily of manufactured housing installment sales contracts (the "Contracts") and residential mortgage loans (the
                                               "Mortgage Loans" and, together with the Contracts, the "Assets") with an
                                               aggregate principal balance of approximately $           as of the Cut- off
                                               Date.
CLASS DESIGNATIONS
  SENIOR CERTIFICATES........................  Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.
  CLASS M CERTIFICATES.......................  Class M Certificates.
  CLASS B CERTIFICATES.......................  Class B-1 and Class B-2 Certificates.
  SUBORDINATED CERTIFICATES..................  Class M, Class B, Class X and Class R Certificates.
  OFFERED CERTIFICATES.......................  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M and Class B-1
                                               Certificates.
  OFFERED SUBORDINATED CERTIFICATES..........  Class M and Class B-1 Certificates.

OFFERED CERTIFICATES.........................        TITLE OF                APPROXIMATE
                                                       CLASS                   INITIAL
                                                                           PRINCIPAL AMOUNT
                                                        A-1                  $
                                                        A-2                  $
                                                        A-3                  $
                                                        A-4                  $
                                                        A-5                  $
                                                         M                   $
                                                        B-1                  $

OTHER CERTIFICATES...........................  The Class B-2, Class X and Class R Certificates are not being offered hereby.
                                               The Class B-2, Class X Certificates and the Class R Certificates are expected to be sold initially to affiliates of the Company, which may offer such
                                               Certificates in the future in one or more privately negotiated transactions.
                                               The Pass-Through Rate for the Class B-2 Certificates on any Distribution Date
                                               will be equal to the lesser of    % per annum and the Weighted Average Net
                                               Asset Rate for such Distribution Date. The Class X Certificates are interest-
                                               only securities that have no stated Certificate Principal Balance or Pass-
                                               Through Rate, but will represent the right to receive a distribution on each
                                               Distribution Date in an amount equal to 30-days' interest on the aggregate
                                               Certificate Principal Balance of the Senior Certificates, the Class M
                                               Certificates and the Class B Certificates, at a rate equal to the difference, if any, between the Weighted Average Net Asset Rate (as defined below) and the weighted average of the Pass-Through Rates on the Senior Certificates, the
                                               Class M Certificates and the Class B Certificates (the "Class X Strip
                                               Amount"). The Class R Certificates will have no stated Certificate Principal
                                               Balance or Pass-Through Rate, and will represent the beneficial ownership of the "residual interest" in each of the REMICs. See "Description of the Offered
                                               Certificates -- Distributions -- Priority of Distributions" herein.
CERTIFICATE STRUCTURE CONSIDERATIONS.........  The primary credit support for the Senior Certificates is the subordination of the Subordinated Certificates, effected by the allocation of Writedown Amounts as described herein and by the preferential application of the Available
                                               Distribution to the Senior Certificates relative to the Subordinated
                                               Certificates to the extent described herein. The primary credit support for the Class M Certificates is the subordination of the Class B, Class X and
                                               Class R Certificates, effected by the allocation of Writedown Amounts as described

                                               herein and by the preferential allocation of the Available Distribution to the
                                               Class M Certificates relative to the Class B, Class X and Class R Certificates to the extent described herein. The primary credit support for the Class B-1
                                               Certificates is the subordination of the Class B-2, Class X and Class R
                                               Certificates, effected by the allocation of Writedown Amounts as described herein and by the preferential allocation of the Available Distribution to the
                                               Class B-1 Certificates relative to the Class B-2, Class X and Class R
                                               Certificates to the extent described herein. In addition, the Class M
                                               Liquidity Account and the Class B-1 Liquidity Account will be established to provide credit support for the Class M Certificates and the Class B-1
                                               Certificates, respectively, with respect to their related interest entitlement. The Class M Liquidity Account and the Class B-1 Liquidity Account
                                               will not be available to support other Classes of Certificates.
DENOMINATIONS................................  The Offered Certificates will be Book-Entry Certificates. One or more certificates representing each Class of Offered Certificates will be registered in the name of the nominee of The Depository Trust Company
                                               (together with any successor depository selected by the Company, the
                                               "Depository") and beneficial interests will be held by investors through the book-entry facilities of the Depository, as described herein, in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. See
                                               "Description of the Offered Certificates -- General" herein. Issuance of the
                                               Offered Certificates in book-entry form may reduce the liquidity of such
                                               Certificates in the secondary trading market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. In addition, because transfers of ownership or pledges of the
                                               Offered Certificates can be effected only through the Depository, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Offered Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates. See "Description of the Certificates -- Book-Entry Procedures" in the Prospectus. Beneficial
                                               Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates because such distributions will be forwarded by the Trustee to the Depository, which will credit such distributions to the accounts of its Participants, which will thereafter credit them to the accounts of Beneficial Owners either directly or indirectly through indirect participants. See "Description of the Certificates -- Book-
                                               Entry Procedures" in the Prospectus.
SELLER OF OFFERED CERTIFICATES...............  Deutsche Financial Capital Securitization LLC (the "Company"), a limited-
                                               purpose North Carolina limited liability company that is owned by Deutsche
                                               Financial Capital I Corp. (the "Manager"), a North Carolina coporation, and
                                               Deutsche Financial Capital Limited Liability Company ("DFC"), a North Carolina
                                               limited liability company. Each of the Manager and DFC are owned in equal shares by Deutsche Financial Services Corporation, a Nevada corporation, and
                                               Oakwood Acceptance Corporation. Deutsche Financial Services Corporation is an
                                               indirect wholly-owned subsidiary of Deutsche Bank AG, and the Servicer is a wholly-owned subsidiary of Oakwood Homes Corporation ("Oakwood Homes"), a
                                               North Carolina corporation. Neither the Company nor any of its affiliates, has guaranteed or is otherwise obligated with respect to the Certificates. See
                                               "Risk Factors -- 2. Certificateholders Must Look Solely to The Trust Estate
                                               for Distributions of Principal and Interest" herein and "Risk Factors -- 6.
                                               Certificateholders Must Look Solely to The Trust Estate for Distributions of
                                               Principal and Interest" in the Prospectus.
SERVICER.....................................  Oakwood will act as servicer for all the Assets (in such capacity, the
                                               "Servicer"). For each Distribution Date, the Servicer will be obligated to make an advance (a "P&I Advance") in respect of any delinquent Monthly Payment on any Asset that was due during the related Collection Period that will, in the Servicer's judgment, be recoverable from late payments on or

                                               Liquidation Proceeds from such Asset. The Servicer will also be obligated to make advances ("Servicing Advances" and, together with P&I Advances,
                                               "Advances") in respect of Liquidation Expenses and certain taxes and insurance premiums not paid by an Obligor on a timely basis, to the extent the Servicer deems such Servicing Advances recoverable out of Liquidation Proceeds from or from collections on the related Asset. P&I Advances and Servicing Advances are reimbursable to the Servicer as described herein under "Servicing of the
                                               Assets -- Advances." [In addition, the Servicer is obligated under certain circumstances to pay Compensating Interest with respect to any Asset that prepays on a date other than on a Due Date for such Asset.] See "Servicing of the Assets" herein.
                                               As Servicer, Oakwood will be entitled to (1) a monthly fee with respect to each Asset (the "Servicing Fee") in respect of each Collection Period equal to
                                               1.00% per annum (the "Servicing Fee Rate") multiplied by the Scheduled
                                               Principal Balance of such Asset at the beginning of such Collection Period
                                               (without taking into account any Principal Prepayments, Net Liquidation
                                               Proceeds or Repurchase Prices received (or Realized Losses incurred) during the related Prepayment Period) and (2) other additional servicing compensation described herein. See "Servicing of the Assets -- Servicing Compensation and
                                               Payment of Expenses" herein and "Sale and Servicing of Contracts and Mortgage
                                               Loans" in the Prospectus.
TRUSTEE......................................  PNC Bank, National Association.
MORTGAGE LOAN FILE CUSTODIAN.................  PNC Mortgage Bank, National Association, an affiliate of the Trustee, will serve as custodian of the Mortgage Loan Files on behalf of the Trustee and the
                                               Certificateholders (the "Custodian").
CUT-OFF DATE.................................  June 1, 1997.
DISTRIBUTION DATES...........................  The 15th day of each month (or if such 15th day is not a business day, the next succeeding business day), commencing in July 1997.
RECORD DATES.................................  With respect to each Distribution Date, the close of business on the last business day of the month preceding the month in which such Distribution Date occurs (each, a "Record Date").
COLLECTION PERIOD............................  With respect to each Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the
                                               Distribution Date occurs (each, a "Collection Period").
INTEREST ACCRUAL PERIOD......................  With respect to each Distribution Date (i) for the Class A-1 Certificates, the
                                               period commencing on the 15th day of the preceding month through the 14th day of the month in which such Distribution Date is deemed to occur (except that the first Interest Accrual Period for the Class A-1 Certificates will be the period from the Closing Date through July 14, 1997) and (ii) for the Class A-
                                               2, Class A-3, Class A-4, Class A-5, Class M and Class B Certificates, the
                                               calendar month preceding the month in which the Distribution Date occurs
                                               (each, an "Interest Accrual Period").
PREPAYMENT PERIOD............................  With respect to each Distribution Date, the calendar month preceding the month in which the Distribution Date occurs (each, a "Prepayment Period").
WEIGHTED AVERAGE NET ASSET RATE..............  With respect to each Distribution Date, a rate equal to (i) the weighted average of the Asset Rates applicable to the scheduled Monthly Payments that were due in the related Collection Period on outstanding Assets less (ii) the
                                               Servicing Fee Rate.
AGREEMENT....................................  The Pooling and Servicing Agreement, dated as of June 1, 1997 (the "Series
                                               Agreement"), by and among the Company, the Servicer and PNC Bank, National
                                               Association, as trustee (the "Trustee"), which incorporates by reference the
                                               Company's Standard Terms to Pooling and Servicing Agreement (March 1997
                                               Edition) (the "Standard Terms" and, together with the Series Agreement, the
                                               "Agreement").
THE ASSETS...................................  The Trust will consist of (1) manufactured housing installment sales contracts
                                               (collectively, the "Contracts") secured by security interests in manufactured homes, as defined herein (the "Manufactured Homes"), and, with respect to certain of the Contracts ("Land Secured Contracts"), secured by liens on the real estate on which the related Manufactured Homes are located, and (2)
                                               mortgage loans secured by first liens on the real estate to which the related
                                               Manufactured Homes are deemed permanently affixed (the "Mortgage Loans," and
                                               collectively, the "Assets"). The Asset Pool consists of      Assets having an
                                               aggregate Scheduled Principal Balance as of the Cut-off Date of approximately
                                               $           . Approximately      % of the Asset Pool is comprised of Assets
                                               that are Mortgage Loans. Each of the Assets was funded at origination by DFC, and either (1) was originated in the name of DFC or (2) was originated in the name of Oakwood, as agent of DFC, and assigned to DFC after its origination.
                                               Wherever reference is made herein to a percentage of the Assets or a weighted average statistic relating to the Assets, the percentage or weighted average statistic is calculated based on the Scheduled Principal Balances of the
                                               Assets as of the Cut-off Date.
                                               As of the Cut-off Date, the Assets were secured by Manufactured Homes or
                                               Mortgaged Properties (or Real Properties, in the case of Land Secured
                                               Contracts) located in   states, and approximately      % and      % of the
                                               Assets were secured by Manufactured Homes or Mortgaged Properties (or Real
                                               Properties, in the case of Land Secured Contracts) located in North Carolina and Texas, respectively (based on the mailing addresses of the Obligors on the
                                               Assets as of the Cut-off Date). The Assets have been selected by Oakwood from
                                               Oakwood's portfolio of manufactured housing installment sale contracts and residential mortgage loans on the basis of the criteria specified in the
                                               Agreement. Monthly Payments of principal and interest on the Assets will be due in most cases on the first day of each month (and in other cases on various days throughout each Collection Period, as defined herein) (each a
                                               "Due Date"). The annual percentage rates ("APRs" or "Asset Rates") on the
                                               Assets ranged from    % to      %, with a weighted average of approximately
                                                    %, as of the Cut-off Date. The Assets had remaining terms to stated
                                               maturity as of the Cut-off Date of at least 10 months but not more than 360 months and original terms to stated maturity of at least 12 months but not more than 360 months. As of the Cut-off Date, the Assets had a weighted
                                               average original term to stated maturity of approximately    months, and a
                                               weighted average remaining term to stated maturity of approximately    months.
                                               See "The Asset Pool" herein.
                                               The Agreement requires the Servicer to maintain or cause to be maintained standard hazard insurance coverage with respect to each Manufactured Home and
                                               Mortgaged Property in an amount at least equal to the lesser of its maximum insurable value or the remaining principal balance of the related Asset. The standard hazard insurance policies, at a minimum, are required to provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies, with customary deductible amounts. See "The
                                               Trusts -- Insurance -- Hazard Insurance -- Standard Hazard Insurance Policies"
                                               in the Prospectus for a more complete description of such standard hazard insurance policies. No other insurance policies or guarantees will be provided with respect to any Asset or the Asset Pool.
                                               DFC has included in this securitization transaction all of the installment sales contracts and mortgage loans that it owned as of the Cut-off Date as to which it had the necessary information and as to which it can make the representations and warranties required by the Sales Agreement and the Rating
                                               Agencies.
ADDITIONAL INFORMATION.......................  On each Distribution Date, investors may contact the Trustee's corporate trust office by telephone to ascertain the Certificate Principal Balance of each
                                               Class of Offered Certificates and the then current Pass-Through Rate applicable to each Class of the Offered Certificates. As of the date of this
                                               Prospectus Supplement, the telephone number maintained by the Trustee for the purpose of reporting this information is (800) 685-7974. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following the Closing Date. This Current Report on Form 8-K will specify the initial principal amount of each Class of the Certificates.

DISTRIBUTIONS................................  The "Available Distribution" for a Distribution Date will include (1)(a)
                                               Monthly Payments of principal and interest due on the Assets during the related Collection Period, to the extent such payments were actually collected from the Obligors or advanced by the Servicer and (b) unscheduled payments received with respect to the Assets during the related Prepayment Period, including Principal Prepayments, proceeds of repurchases, Net Liquidation
                                               Proceeds and net Insurance Proceeds, less (2)(a) if Oakwood is not the
                                               Servicer, Servicing Fees for the related Collection Period, (b) amounts required to reimburse the Servicer for previously unreimbursed Advances in accordance with the Agreement, (c) amounts required to reimburse the Company or the Servicer for certain reimbursable expenses in accordance with the
                                               Agreement and (d) amounts required to reimburse any party for an overpayment of a Repurchase Price for an Asset in accordance with the Agreement.
                                               Distributions will be made on each Distribution Date to holders of record on the preceding Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the
                                               Certificates at the office or agency appointed by the Trustee for that purpose. Distributions on a Class of Certificates will be allocated among the
                                               Certificates of such Class in proportion to their respective Percentage
                                               Interests.
     INTEREST................................  On each Distribution Date, holders of each Class of Offered Certificates will be entitled to receive, to the extent of the Available Distribution (and, in the case of the Class M and Class B-1 Certificates, to the extent of any Class
                                               M Liquidity Account Draw Amount or Class B-1 Liquidity Account Draw Amount,
                                               respectively) as described below, (1) interest accrued on such Class during the related Interest Accrual Period at the then-applicable Pass-Through Rate on the Certificate Principal Balance of such Class, with respect to the Senior
                                               Certificates, and on the Adjusted Certificate Principal Balance (as defined herein) of such Class, with respect to the Offered Subordinated Certificates, immediately prior to that Distribution Date (the "Interest Distribution
                                               Amount" for such Class), plus (2) any amounts distributable as Interest
                                               Distribution Amounts on such Class on any previous Distribution Date but not previously distributed, plus interest on any such amount at the Pass-Through
                                               Rate in effect for such Class from the end of the Interest Accrual Period relating to the Distribution Date on which such amount first became due through the end of the Interest Accrual Period for the current Distribution
                                               Date, to the extent not previously distributed (in the aggregate, the
                                               "Carryover Interest Amount" for such Class and Distribution Date). Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual
                                               Period. Interest on the Offered Certificates (other than the Class A-1
                                               Certificates) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions of interest on the Certificates (other than the Class A-1 Certificates) will include interest accrued through the last day of the month preceding the month in which the applicable Distribution
                                               Date occurs. See "Description of the Offered Certificates -- Distributions --
                                               Interest" herein. In addition, on each Distribution Date, the holders of Class
                                               M and Class B-1 Certificates will be entitled to receive, to the extent of the
                                               Available Distribution and on a subordinated basis as described below under
                                               " -- Priority of Distributions" (and, in the case of the Class M and Class B-1
                                               Certificates, to the extent of any Class M Liquidity Account Draw Amount or
                                               Class B-1 Liquidity Account Draw Amount, respectively), interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on any related Writedown Amount (the "Writedown Interest Amount" for such
                                               Class and Distribution Date), plus any Writedown Interest Amounts distributable on such Class on previous Distribution Dates but not previously distributed (the "Carryover Writedown Interest Amount" for such Class and
                                               Distribution Date).
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     PRINCIPAL...............................  The "Principal Distribution Amount" for any Distribution Date will equal the sum of the following amounts: (1) the sum of the principal components of all
                                               Monthly Payments scheduled to be made on the Due Date occurring during the related Collection Period on the Assets that were outstanding at the opening of business on such Due Date (regardless of whether such Monthly Payments were received by the Servicer from the related Obligors), not including any Monthly
                                               Payments due on Liquidated Loans or repurchased Assets; (2) the sum of the amounts of all Principal Prepayments received by the Servicer on the Assets during the related Prepayment Period; (3) with respect to any Asset that became a Liquidated Loan during the related Prepayment Period, the Scheduled
                                               Principal Balance thereof on the date of liquidation thereof (determined without giving effect to such liquidation); and (4) with respect to any Asset that was purchased or repurchased by the Servicer, DFC or the Company pursuant to the Agreement during the related Prepayment Period, the Scheduled Principal
                                               Balance thereof on the date of purchase or repurchase thereof (determined without giving effect to such purchase or repurchase). The "Principal
                                               Distribution Shortfall Carryover Amount" for any Distribution Date will be, with respect to each Class of Certificates, an amount equal to all Principal
                                               Distribution Amounts distributable on such Class from previous Distribution
                                               Dates that have not yet been distributed on such Class of Certificates.
                                               The "Certificate Principal Balance" of each Class of Certificates is its original aggregate principal amount reduced by all distributions on such Class in reduction of its Certificate Principal Balance. The "Class A/M Percentage"
                                               for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance
                                               immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and
                                               the Class B Principal Balance, each immediately prior to such Distribution
                                               Date; PROVIDED, HOWEVER, that if (z) the percentage derived from the fraction
                                               (which shall not be greater than 1), the numerator of which is the Class B
                                               Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Principal Balance, the Class M
                                               Principal Balance and the Class B Principal Balance, each immediately prior to such Distribution Date, is greater than (y) the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the
                                               Class B Principal Balance immediately prior to such Distribution Date less the
                                               Class B-2 Floor Amount for such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, then the Class A/M Percentage for such Distribution Date shall equal the lesser of
                                               (x) the percentage derived from the fraction (which shall not be greater than
                                               1), the numerator of which is the sum of the Class A Principal Balance, and the Class M Principal Balance immediately prior to such Distribution Date and the denominator of which is the Principal Distribution Amount for such
                                               Distribution Date, and (w) 100% less the percentage derived from the fraction
                                               (which shall not be greater than 1), the numerator of which is the Class B
                                               Principal Balance immediately prior to such Distribution Date less the Class
                                               B-2 Floor Amount, for such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. The "Class B
                                               Percentage" will be 100% less the Class A/M Percentage.
                                               On each Distribution Date, the "Adjusted Certificate Principal Balance" of
                                               each Class of Offered Subordinated Certificates is its Certificate Principal
                                               Balance reduced by all Writedown Amounts allocated to such Class.
                                               The "Class A Principal Balance", "Class M Principal Balance" and "Class B
                                               Principal Balance" will be based on the Certificate Principal Balance of the
                                               Senior Certificates and the Adjusted Certificate Principal Balance of the
                                               Subordinated Certificates.
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     PRIORITY OF DISTRIBUTIONS...............  On each Distribution Date the Available Distribution will be distributed in the following amounts and in the following order of priority:
                                               (1)  first, concurrently, to each Class of Senior Certificates, (a) first, its
                                                    Interest Distribution Amount for such Distribution Date, with the
                                                    Available Distribution being allocated among such Classes pro rata based on their respective Interest Distribution Amounts, and (b) second, the related Carryover Interest Amount for such Distribution Date, if any, allocated first to pay all interest accrued and unpaid on overdue
                                                    Interest Distribution Amounts and then to pay such overdue Interest
                                                    Distribution Amounts, in each case with the Available Distribution being allocated among the Classes of Senior Certificates pro rata based on their respective Carryover Interest Amounts;
                                               (2)  second, to the Class M Certificates, (a) first, the related Interest
                                                    Distribution Amount for such Distribution Date, and (b) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest
                                                    Distribution Amounts and then to pay such overdue Interest Distribution
                                                    Amounts;
                                               (3)  third, to the Class B-1 Certificates, (a) first, the related Interest
                                                    Distribution Amount for such Distribution Date, and (b) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest
                                                    Distribution Amounts and then to pay such overdue Interest Distribution
                                                    Amounts;
                                               (4)  fourth, to the Class B-2 Certificates, (a) first, the related Interest
                                                    Distribution Amount for such Distribution Date, and (b) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest
                                                    Distribution Amounts and then to pay such overdue Interest Distribution
                                                    Amounts;
                                               (5)  fifth, concurrently, to each Class of Senior Certificates, the related
                                                    Principal Distribution Shortfall Carryover Amount for the Senior
                                                    Certificates, if any, for such Distribution Date, allocated among the
                                                    Senior Certificates pro rata based on their respective Certificate
                                                    Principal Balances;
                                               (6)  sixth, to the Senior Certificates, (a) if the Class B Cross-over Date has not yet occurred or if the Class B Principal Distribution Tests are not
                                                    met for such Distribution Date, the Principal Distribution Amount, or (b)
                                                    if the Class B Cross-over Date has occurred and the Class B Principal
                                                    Distribution Tests are met for such Distribution Date, the Class A/M
                                                    Percentage of the Principal Distribution Amount, in either case allocated in the following sequential order:
                                               (i)  first, to the Class A-1 Certificates in reduction of the Certificate
                                                    Principal Balance of such Class, until it has been reduced to zero;
                                               (ii)  second, to the Class A-2 Certificates in reduction of the Certificate
                                                     Principal Balance of such Class, until it has been reduced to zero;
                                               (iii) third, to the Class A-3 Certificates in reduction of the Certificate
                                                     Principal Balance of such Class, until it has been reduced to zero;
                                               (iv)  fourth, to the Class A-4 Certificates in reduction of the Certificate
                                                     Principal Balance of such Class, until it has been reduced to zero; and
                                               (v)  fifth, to the Class A-5 Certificates in reduction of the Certificate
                                                    Principal Balance of such Class, until it has been reduced to zero;
                                               PROVIDED HOWEVER, that on any Distribution Date on which the Pool Scheduled
                                                Principal Balance is less than the aggregate Certificate Principal Balance of the Senior Certificates, immediately prior to such
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                                                Distribution Date, the Principal Distribution Amount or applicable percentage thereof will be allocated among the Senior Certificates pro rata based upon their respective Certificate Principal Balances;
                                               (7)  seventh, to the Class M Certificates, (a) first, any related Writedown
                                                    Interest Amount for such Distribution Date, and (b) second, any related
                                                    Carryover Writedown Interest Amount for such Distribution Date;
                                               (8)  eighth, to the Class M Certificates, the related Principal Distribution
                                                    Shortfall Carryover Amount for the Class M Certificates, if any, for such
                                                    Distribution Date;
                                               (9)  ninth, to the Class M Certificates, (a) if the Class B Cross-over Date has not yet occurred or if the Class B Principal Distribution Tests are not
                                                    met for such Distribution Date, the Principal Distribution Amount, or (b)
                                                    if the Class B Cross-over Date has occurred and the Class B Principal
                                                    Distribution Tests are met for such Distribution Date, the Class A/M
                                                    Percentage of the Principal Distribution Amount (in the case of (a) or
                                                    (b), less the portion thereof, if any, allocated pursuant to clause (6)
                                                    above on such Distribution Date);
                                               (10) tenth, to the Class B-1 Certificates, (a) first, any related Writedown
                                                    Interest Amount for such Distribution Date, and (b) second, any related
                                                    Carryover Writedown Interest Amount for such Distribution Date;
                                               (11) eleventh, to the Class B-1 Certificates, the related Principal
                                               Distribution Shortfall Carryover Amount for the Class B-1 Certificates, if
                                                    any, for such Distribution Date;
                                               (12) twelfth, to the Class B-1 Certificates, the percentage equivalent of the fraction (which shall not be greater than 1), the numerator of which is the Class B-1 Principal Balance and the denominator of which is the Class
                                                    B Principal Balance of (a) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such
                                                    Distribution Date, the Class B Percentage of the Principal Distribution
                                                    Amount; or (b) if the Class M Certificate Principal Balance has been or is reduced to zero on or before such Distribution Date, the entire
                                                    Principal Distribution Amount (in the case of (a) or (b), less the portion thereof, if any, allocated pursuant to clauses (6) or (9) above on such Distribution.
                                               (13) thirteenth, to the Class B-2 Certificates, (a) first, any related
                                               Writedown Interest Amount for such Distribution Date, and (b) second, any related Carryover Writedown Interest Amount for such Distribution Date;
                                               (14) fourteenth, to the Class B-2 Certificates, the related Principal
                                                    Distribution Shortfall Carryover Amount for the Class B-2 Certificates,
                                                    if any, for such Distribution Date;
                                               (15) fifteenth, to the Class B-2 Certificates, the remaining Principal
                                                    Distribution Amount, if any, after all principal allocations pursuant to clauses (6), (9) and (12) above have been made on such Distribution Date;
                                                    PROVIDED, HOWEVER, if the Class M Certificate Principal Balance has not
                                                    been reduced to zero on or prior to such Distribution Date, then amounts distributable pursuant to this clause (15) shall be allocated first to the Class B-1 Certificates and then to the Class M Certificates to the extent that allocation of such amounts to the Class B-2 Certificates would reduce the Class B-2 Certificate Principal Balance below the Class
                                                    B-2 Floor Amount;
                                               (16) sixteenth, to the Class M Liquidity Account, the Class B-1 Liquidity
                                                    Account and the Class B-2 Liquidity Account in the following sequential order:
                                               (i)   to the Class M Liquidity Account until the amount on deposit therein equals the Class M Liquidity Account Required Amount;
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                                               (ii)  to the Class B-1 Liquidity Account until the amount on deposit therein equals the Class B-1 Liquidity Account Required Amount; and
                                               (iii)  to the Class B-2 Liquidity Account until the amount on deposit therein equals the Class B-2 Liquidity Account Required Amount;
                                               (17) seventeenth, if Oakwood is the Servicer, to the Servicer in the following sequential order:
                                               (i)    the Servicing Fee with respect to such Distribution Date; and
                                               (ii)   any Servicing Fees from previous Distribution Dates remaining unpaid;
                                               (18) eighteenth, to the Class X Certificates in the following sequential order:
                                               (i)    the current Class X Strip Amount; and
                                               (ii)   any Class X Strip Amounts from previous Distribution Dates remaining unpaid; and
                                               (19) finally, any remainder to the Class R Certificates.
                                               In the event that the Available Distribution is insufficient to permit a full distribution on the Class M Certificates of the amounts specified in clauses
                                               (2) and (7) above, the holders of the Class M Certificates will be entitled to receive such amounts from funds on deposit in the Class M Liquidity Account, to the extent of such funds. See " -- Liquidity Accounts" below.
                                               The "Class B Cross-over Date" will be the later to occur of (1) the
                                               Distribution Date occurring in January 2002 or (2) the first Distribution Date on which the Class B Percentage equals or exceeds 1.75 times the initial Class
                                               B Percentage. The "Class B Principal Distribution Tests" on each Distribution
                                               Date relate to losses and delinquencies on the Assets, and are described under
                                               "Description of the Offered Certificates -- Distributions -- Priority of
                                               Distributions" herein.
                                               With respect to any Distribution Date the "Class B-2 Floor Amount" will mean
                                               (a)      % of the aggregate principal balance of the Assets as of the Cut-off
                                               Date, if the Class M Certificate Principal Balance has not been reduced to zero immediately prior to such Distribution Date, and (b) zero, if the Class M
                                               Certificate Principal Balance has been reduced to zero immediately prior to such Distribution Date.
ALLOCATION OF WRITEDOWN AMOUNTS..............  The "Writedown Amount" for any Distribution Date will be the amount, if any, by which the aggregate Certificate Principal Balance of all Certificates exceeds the Pool Scheduled Principal Balance of the Assets for the immediately preceding Distribution Date after taking into account all distributions to be made on such Distribution Date. The Writedown Amount will be allocated among the Classes of Offered Subordinated Certificates in the following order of priority:
                                               (1) first, to the Class B-2 Certificates, to be applied in reduction of the
                                                   Adjusted Certificate Principal Balance of such Class until it has been reduced to zero;
                                               (2) second, to the Class B-1 Certificates, to be applied in reduction of the
                                                   Adjusted Certificate Principal Balance of such Class until it has been reduced to zero; and
                                               (3) third, to the Class M Certificates, to be applied in reduction of the
                                                   Adjusted Certificate Principal Balance of such Class until it has been reduced to zero.
EFFECT OF PRIORITY SEQUENCE OF PRINCIPAL
  DISTRIBUTIONS..............................  The distribution of Principal Distribution Amounts in the priorities described above under " -- Distributions -- Priority of Distributions" will have the effect of accelerating the amortization of the Senior Certificates, and Class
                                               M Certificates and delaying the amortization of the Class B Certificates, from
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                                               what would otherwise be the case without such prioritization, thereby increasing the interest in the Trust evidenced by the Class B Certificates.
                                               Increasing the interest of the Class B Certificates relative to that of the
                                               Senior Certificates and the Class M Certificates is intended to preserve the availability to the Senior Certificates and the Class M Certificates on each
                                               Distribution Date of the subordination provided by the Class B Certificates.
                                               See "Description of the Offered Certificates" herein.
LIQUIDITY ACCOUNTS...........................  On the Closing Date, liquidity accounts will be established as part of the
                                               Trust Estate, including: (i) a liquidity account for the exclusive benefit of the Class M Certificateholders (the "Class M Liquidity Account") and (ii) a
                                               liquidity account for the exclusive benefit of the Class B-1
                                               Certificateholders (the "Class B-1 Liquidity Account").
                                               The Class M Liquidity Account will be funded by the portion of the Available
                                               Distribution remaining on any Distribution Date after the distribution of all amounts described in clauses (1) through (16)(i) above under
                                               " -- Distributions -- Priority of Distributions" for such Distribution Date until the amount on deposit in the Class M Liquidity Account equals three months of interest at the Class M Pass-Through Rate on the Class M Adjusted
                                               Certificate Principal Balance after giving effect to principal distributions on such Distribution Date (the "Class M Liquidity Account Required Amount").
                                               On each Distribution Date a withdrawal will be made from the Class M Liquidity
                                               Account, if necessary, in the amount (the "Class M Liquidity Account Draw
                                               Amount") equal to the lesser of (1) the amount then on deposit in the Class M
                                               Liquidity Account and (2) the sum of Interest Distribution Amounts, Carryover
                                               Interest Amounts, Writedown Interest Amounts and Carryover Writedown Interest
                                               Amounts due on the Class M Certificates that will not be distributed out of the Available Distribution on such Distribution Date. A Class M Liquidity
                                               Account Draw Amount will be applied in accordance with clauses (2) and (7)
                                               under " -- Distributions -- Priority of Distributions" above. See "Description of the Offered Certificates -- Liquidity Accounts" herein.
                                               The Class B-1 Liquidity Account will be funded by the portion of the Available
                                               Distribution remaining on any Distribution Date after the distribution of all amounts described in clauses (1) through (16)(ii) above under
                                               " -- Distributions -- Priority of Distributions" for such Distribution Date until the amount on deposit in the Class B-1 Liquidity Account equals three months of interest at the Class B-1 Pass-Through Rate on the Class B-1
                                               Adjusted Certificate Principal Balance after giving effect to principal distributions on such Distribution Date (the "Class B-1 Liquidity Account
                                               Required Amount"). On each Distribution Date a withdrawal will be made from the Class B-1 Liquidity Account, if necessary, in the amount (the "Class B-1
                                               Liquidity Account Draw Amount") equal to the lesser of (1) the amount then on deposit in the Class B-1 Liquidity Account and (2) the sum of Interest
                                               Distribution Amounts, Carryover Interest Amounts, Writedown Interest Amounts
                                               and Carryover Writedown Interest Amounts due on the Class B-1 Certificates
                                               that will not be distributed out of the Available Distribution on such
                                               Distribution Date. A Class B-1 Liquidity Account Draw Amount will be applied in accordance with clauses (3) and (10) under " -- Distributions -- Priority of Distributions" above. See "Description of the Offered
                                               Certificates -- Liquidity Account" herein.
REALIZED LOSSES ON LIQUIDATED LOANS..........  The Principal Distribution Amount for any Distribution Date is intended to include the Scheduled Principal Balance of each Asset that became a Liquidated
                                               Loan during the related Prepayment Period. A Realized Loss will be incurred on a Liquidated Loan in the amount, if any, by which the Net Liquidation Proceeds from such Liquidated Loan are less than the Unpaid
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                                               Principal Balance of such Liquidated Loan, plus accrued and unpaid interest thereon, plus amounts reimbursable to the Servicer for previously unreimbursed
                                               Servicing Advances. To the extent that the amount of the Realized Loss is not covered by interest collected on the nondefaulted Assets in excess of certain
                                               Interest Distribution Amounts and Carryover Interest Amounts required to be distributed on the Senior, Class M and Class B Certificates and any portion of such interest required to be paid to a Servicer other than Oakwood as servicing compensation ("Excess Interest"), the amount of such Realized Loss will be allocated to the Offered Subordinated Certificates as a Writedown
                                               Amount in reduction of their Adjusted Certificate Principal Balances, as described under " -- Allocation of Writedown Amounts" above.
PREPAYMENT CONSIDERATIONS AND RISKS..........  In general, the Assets may be prepaid at any time without penalty and, accordingly, the rate of principal payments thereon is likely to vary considerably from time to time. Any of the Offered Certificates may be sold at a discount from their principal amounts. A slower than anticipated rate of principal payments on the Assets is likely to result in a lower than anticipated yield on the Offered Certificates that are sold at a discount from their principal amounts. See "Maturity and Prepayment Considerations" and
                                               "Yield on the Offered Certificates" herein and "Yield Considerations" and
                                               "Maturity and Prepayment Considerations" in the Prospectus.
SECURITY INTERESTS AND OTHER ASPECTS OF THE
  ASSETS.....................................  DFC will assign to the Company the first mortgage liens on Mortgaged
                                               Properties securing the Mortgage Loans, and the security interests created by the Contracts in the related Manufactured Homes (and, in the case of the Land
                                               Secured Contracts, the liens on the Real Properties on which the related
                                               Manufactured Homes are located), and the Company will assign such security interests and liens to the Trustee. DFC will not deliver any assignments in recordable form for the mortgages or deeds of trust (each, a "Mortgage")
                                               evidencing the liens on Real Properties that secure the Land Secured
                                               Contracts, although it will deliver an assignment in recordable form with respect to each of the Mortgage Loans. However, DFC will deliver to the
                                               Trustee a power of attorney authorizing the Trustee to prepare, execute and record assignments of Mortgages securing the Land Secured Contracts, in the event that the recordation of such assignments becomes necessary to foreclose upon any related Real Property. In some states, in the absence of the recordation of such an assignment to the Trustee of the Mortgage securing a
                                               Land Secured Contract or a Mortgage Loan, the assignment of the Mortgage to the Trustee may not be effective against creditors of or purchasers from DFC, or the Company or a trustee in bankruptcy of either. See "Risk Factors -- 3.
                                               Certificateholders May Realize Loss If the Servicer Is Unable to Realize on
                                               Assets Because of Provisions of Applicable State Law" in the Prospectus.
                                               Under the laws of most states, Manufactured Homes constitute personal property, and perfection of a security interest in a Manufactured Home is obtained, depending on applicable state law, by noting the security interest on the certificate of title for the Manufactured Home, by delivery of certain required documents and payment of a fee to the appropriate state motor vehicle authority to re-register the home, by filing a financing statement under the
                                               Uniform Commercial Code ("UCC") or, in some states, through a combination of the aforementioned methods. Neither DFC nor the Company will be required to cause notations to be made on any document of title relating to any
                                               Manufactured Home or to take any other steps to re-register the Manufactured
                                               Home in the name of the Trustee with the appropriate state motor vehicle authority, to deliver any such document of title to the Trustee or to execute any transfer instrument (be it a UCC-3 assignment or other
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                                               form) relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show DFC itself as the lienholder or legal titleholder). Consequently, as to the Contracts secured by Manufactured Homes located in certain states, it is unclear whether the security interests created by the Contracts in the Manufactured Homes will be effectively transferred to the Trustee or perfected in the Trustee, and it is thus unclear whether the assignment of a security interest created by a Contract in the related Manufactured Home will be effective against creditors of the Company or DFC or a trustee in bankruptcy of the Company or Oakwood. See "Risk
                                               Factors -- 3. Certificateholders May Realize Loss If the Servicer Is Unable to
                                               Realize on Assets Because of Provisions of Applicable State Law" in the
                                               Prospectus.
                                               To the extent DFC security interests in the Manufactured Homes are effectively transferred to the Trustee and are perfected in the Trustee, the Trustee would have a prior claim over creditors of DFC and the Company, subsequent purchasers of the Manufactured Homes and holders of security interests in the
                                               Manufactured Homes perfected after perfection of the Trustee's security interest. Even if the Trustee's security interest in a Manufactured Home is perfected, however, if a Manufactured Home were relocated across state lines without reperfection of the security interest in the Trustee, or if the
                                               Manufactured Home were to become attached to its site and a court were to determine that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trustee could lose its prior perfected security interest in the Manufactured Home. See "Certain
                                               Legal Aspects of Contracts and Mortgage Loans -- The Contracts -- Security
                                               Interests in the Manufactured Homes" in the Prospectus.
                                               Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sales contracts, and certain of these laws make an assignee of such a contract, such as the Trust, liable to the obligor thereon for any violation by the lender.
                                               DFC is obligated, subject to certain conditions described herein under "The
                                               Asset Pool -- Conveyance of Assets" to repurchase or, under certain limited circumstances, to substitute a Qualified Substitute Asset for, any Contract as to which it has failed to perfect its security interest in the Manufactured
                                               Home securing such Contract, or as to which a breach of federal or state laws exists, if such failure to perfect or breach of law materially and adversely affects the Trustee's interest in the Contract as described in the Agreement, unless such failure or breach has been cured within 90 days after DFC's discovery of or receipt of notice of such failure or breach. See "Certain
                                               Legal Aspects of Contracts and Mortgage Loans" in the Prospectus.
FINAL SCHEDULED DISTRIBUTION DATE............  The Final Scheduled Distribution Date for each Class of the Certificates will be the [September 2027] Distribution Date. The Final Scheduled Distribution
                                               Date has been determined by adding three months to the maturity date of the
                                               Asset with the latest stated maturity. Because the rate of distributions in reduction of the Certificate Principal Balances of the Offered Certificates
                                               will depend on the rate of amortization of the Assets (including amortization due to prepayments and defaults), the actual final distribution on any Class of Offered Certificates could occur significantly earlier than the Final
                                               Scheduled Distribution Date. The rate of payments on the Assets will depend on their particular characteristics, as well as on interest rates prevailing from time to time and other economic factors, and no assurance can be given as to the actual payment or default experience of the Assets.

OPTIONAL AND MANDATORY TERMINATION...........  Either the Servicer or the holders of a majority in interest of the Class R
                                               Certificates (the "Residual Majority"), at their respective options and subject to the limitations imposed by the Agreement, may terminate the Trust by purchasing all Assets, Repo Properties and REO Properties remaining in the
                                               Trust on any Distribution Date occurring on or after the Distribution Date on which the sum of the Certificate Principal Balance of the Certificates is less than 10% of the sum of the original Certificate Principal Balance of the
                                               Certificates. The Trust also may be terminated (and the Certificates retired)
                                               on any Distribution Date upon the Servicer's determination, based on an opinion of counsel, that the REMIC status of either the Pooling REMIC or the
                                               Issuing REMIC, each as described herein under " -- Federal Income Tax
                                               Consequences," has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.
                                               If neither the Servicer nor the Residual Majority exercises its optional termination right within 90 days after it first becomes eligible to do so, the
                                               Trustee shall solicit bids for the purchase of all Assets, REO Properties and
                                               Repo Properties remaining in the Trust. The Trustee shall sell such Assets,
                                               REO Properties and Repo Properties only if the net proceeds to the Trust from such sale would at least equal the Termination Price, and the net proceeds from such sale will be distributed as set forth in the succeeding paragraph.
                                               If the net proceeds from such sale would not at least equal the Termination
                                               Price, the Trustee shall decline to sell the Assets, REO Properties and Repo
                                               Properties, and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Assets, REO Properties and Repo
                                               Properties. See "The Trust -- Optional and Mandatory Termination" herein.
                                               On the date of any termination of the Trust, the Termination Price shall be distributed (1) first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, the Servicer with respect to the Assets and (2)
                                               second to the Certificateholders and the Servicer in accordance with the distribution priorities set forth under " -- Distributions -- Priority of
                                               Distributions" above. The Termination Price shall be deemed to be a Principal
                                               Prepayment in full, together with related interest, received during the related Prepayment Period for purposes of determining the allocation of such distributions. Upon the termination of the Trust and payment of all amounts due on the Certificates and all administrative expenses associated with the
                                               Trust, any remaining assets of the REMICs shall be sold and the proceeds distributed pro rata to the holders of the Class R Certificates. See "The
                                               Trust -- Optional and Mandatory Termination" herein and "Description of the
                                               Certificates -- Optional Redemption or Termination" in the Prospectus.
FEDERAL INCOME TAX CONSEQUENCES..............  An election will be made to treat the Assets and certain other assets of the
                                               Trust as a REMIC for federal income tax purposes (the "Pooling REMIC"). An election also will be made to treat the "regular interests" in the Pooling
                                               REMIC and certain other assets of the Trust as another REMIC for federal income tax purposes (the "Issuing REMIC"). The Senior Certificates, the Class
                                               M Certificates, the Class B Certificates and the Class X Certificates will be designated as "regular interests" in the Issuing REMIC and the Class R
                                               Certificates will represent the beneficial ownership of the "residual interest" in each of the Pooling REMIC and the Issuing REMIC.
                                               Because the Offered Certificates will be considered REMIC regular interests, they will be taxable debt obligations under the Code, and interest paid or accrued on such Certificates, including any original issue discount, will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such Certificateholders' usual methods of accounting. Each of the Class A-2, Class A-3, Class A-4 and Class A-5
                                               Certificates bears interest at a fixed rate and, therefore, will be issued with original issue discount only if its stated principal amount exceeds its issue price. See "Federal Income Tax Consequences -- REMIC Certificates --
                                               Original Issue Discount" in the Prospectus. The Class A-1, Class M, Class B-1
                                               and Class B-2 Certificates constitute Non-VRDI Certificates and, therefore, will be treated as issued with original issue discount as described in
                                               "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted
                                               Certificates and Non-VRDI Certificates" in the Prospectus. The prepayment assumption that should be used in determining the rate of accrual of original issue discount, if any, with respect to the Offered Certificates is 160% MHP.
                                               However, no representation is made herein as to the rate at which prepayments actually will occur. See "Maturity and Prepayment Considerations" herein.
                                               For federal income tax purposes, the Offered Certificates generally will be treated as "qualifying real property loans" for domestic building and loan associations and mutual savings banks, "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in
                                               "Federal Income Tax Consequences" in the Prospectus. Similarly, interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus.
RATINGS......................................  It is a condition to the issuance of the Certificates that (i) the Senior
                                               Certificates be rated "AAA" by Fitch Investors Service, L.P. ("Fitch") and
                                               "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with Fitch, the "Rating Agencies"), (ii) the Class M Certificates be rated at least "Aa"
                                               by Moody's and "AA-" by Fitch, and (iii) the Class B-1 Certificates be rated at least "BBB" by Fitch and "Baa2" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.
                                               The Company has not requested a rating of the Offered Certificates from any rating agency other than Fitch and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if one does, what rating would be assigned to the Offered Certificates by such rating agency.
LEGAL INVESTMENT.............................  The Senior Certificates and the Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                               Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. Accordingly, the Senior Certificates and the Class M
                                               Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA.
                                               The appropriate characterization of the Class B-1 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Class B-1 Certificates, is subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Class B-1
                                               Certificates constitute legal investments for them. THE CLASS B-1 CERTIFICATES
                                               ARE NOT "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA BECAUSE SUCH
                                               CERTIFICATES ARE NOT RATED IN ONE OF THE TWO HIGHEST RATING CATEGORIES BY A
                                               NATIONALLY

                                               RECOGNIZED RATING AGENCY. See "Legal Investment Considerations" herein and in the Prospectus.
ERISA CONSIDERATIONS.........................  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee
                                               Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors")
                                               should consult with their own counsel to determine whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited either under ERISA or the Code. Certain prohibited transaction exemptions may be applicable to the purchase and holding of the Senior
                                               Certificates as described herein. Nevertheless, any Plan Investor contemplating an investment in the Senior Certificates should note that the duties and obligations of the Trustee and the Servicer are limited to those expressly set forth in the Agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.
                                               BECAUSE THE OFFERED SUBORDINATED CERTIFICATES ARE SUBORDINATED SECURITIES,
                                               THEY WILL NOT SATISFY THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION
                                               EXEMPTIONS. AS A RESULT, THE PURCHASE OR HOLDING OF ANY OF THE OFFERED
                                               SUBORDINATED CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT
                                               PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL
                                               PENALTIES. ACCORDINGLY, NONE OF THE OFFERED SUBORDINATED CERTIFICATES ARE
                                               OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS, AND EACH
                                               PURCHASER OF AN OFFERED SUBORDINATED CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF
                                               SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PLAN
                                               INVESTOR. SEE "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

                                  RISK FACTORS

     Prospective Certificateholders should consider, among other things, the following factors and the factors set forth under "Risk Factors" in the Prospectus in connection with an investment in any of the Offered
Certificates.

     1. CERTIFICATEHOLDERS SUBJECT TO LOSS IF RATE OF DELINQUENCIES AND AMOUNT OF REALIZED LOSSES EXCEED CERTAIN LEVELS. The geographic dispersion of the Manufactured Homes and Mortgaged Properties, which are heavily concentrated in South Carolina, Texas and Florida, is set forth herein under "The Asset Pool." Regardless of its location, manufactured housing generally depreciates in value. Consequently, the market values of the Manufactured Homes could be or become lower than the principal balances of the Assets they secure. This depreciation could exacerbate the negative effects on Certificateholders of defaults on Assets, because it will result in Realized Losses on Liquidated Loans being more severe than would have been the case had the value of the underlying Manufactured Homes not declined. Sufficiently high defaults and Realized Losses on the Assets will have the effect of reducing, and could eliminate the protection against loss afforded to the Senior Certificates and the Class M Certificates by the subordination of the Class B, Class X and Class R Certificates. If such protection is eliminated, the Senior Certificateholders and the Class M Certificateholders will bear the risk of losses on the Assets. See "Description of the Certificates -- Subordination of the Subordinated Certificates." With respect to the Class B-1 Certificates, sufficiently high delinquencies and Realized Losses on the Assets will have the effect of reducing, and could eliminate, the protection against loss afforded by the amounts otherwise distributable to the Class B-2, Class X and Class R Certificateholders. If such protection is eliminated, the Class B-1 Certificateholders will bear the risk of losses on the Assets.

     Certain statistical information relating to the losses experienced by Oakwood as servicer upon its liquidation of certain manufactured housing contracts is set forth herein under "Servicing of the Assets -- Delinquency and Loan Loss/Repossession Experience." Such statistical information relates only to certain manufactured housing contracts and residential mortgage loans serviced by Oakwood during the periods indicated and is included herein only for illustrative purposes. In particular, such data generally represent Oakwood's experience servicing installment sales contracts and mortgage loans underwritten pursuant to Oakwood's underwriting standards, which may differ from DFC's underwriting standards. Further, such data reflect Oakwood's experience servicing installment sales contracts and mortgage loans during certain historic economic conditions that may not reflect future conditions. Accordingly, the performance of the Assets and Oakwood's servicing experience with respect thereto may differ materially from Oakwood's historical servicing data presented herein. There is no assurance that the Assets will have characteristics similar to those of the manufactured housing contracts and residential mortgage loans to which such statistical information relates. In addition, the losses experienced upon the liquidation of manufactured housing contracts historically has been sharply affected by downturns in regional or local economic conditions. The Asset Pool consists primarily of Contracts. These regional or local economic conditions are often volatile. No predictions can be made regarding future economic losses upon liquidation of any Contract or Mortgage Loan. In light of the foregoing, no assurance can be given that the losses experienced upon the liquidation of defaulted Assets will be similar to any statistical information provided herein under "Servicing of the Assets -- Delinquency and Loan Loss/Repossession Experience."

     2. CERTIFICATEHOLDERS MUST LOOK SOLELY TO THE TRUST ESTATE FOR DISTRIBUTIONS OF PRINCIPAL AND INTEREST. The Certificates will not represent an interest in or obligation of the Company or any Servicer (including Oakwood). The Certificates will not be insured or guaranteed by any government agency or instrumentality, by any Underwriter or by the Company. The Certificates will be payable only from amounts collected on or with respect to the Assets (which will include Obligor payments, P&I Advances, Liquidation Proceeds and proceeds of Standard Hazard Insurance Policies maintained with respect to the Assets).

     3. THERE WILL BE A LIMITED MARKET FOR THE OFFERED CERTIFICATES. There can be no assurance that a secondary market will develop for the Offered Certificates or, if it does develop, that it will provide the holders of the Offered Certificates with liquidity of investment or that it will continue to exist for the term of the Certificates. In addition, the liquidity of the Offered Subordinated Certificates may be adversely affected by the restrictions prohibiting such Classes from being transferred to Plan Investors.

     4. THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS UNCERTAIN. The prepayment experience on the Assets will affect the average life of the Certificates, and will affect the yield to maturity on any Certificates purchased at a premium over or at a discount from their principal balances. The amount of Excess Interest (which is available to cover Realized Losses) included in the Available Distribution on each Distribution Date, as a percentage of the Pool Scheduled Principal Balance, will decline to the extent that prepayments are received at a disproportionately high rate on Assets with Asset Rates that are relatively high in comparison with the Asset Rates on other Assets in the Asset Pool.

     Prepayments on the Assets may be influenced by a variety of economic, geographic, social and other factors, including repossessions, seasoning of the Assets and interest rates. Other factors affecting prepayment rates on the Assets include changes in housing needs, job transfers and unemployment. See "Maturity and Prepayment Considerations" and "Yield on the Offered Certificates" herein and "Maturity and Prepayment Considerations" in the Prospectus.

     5. CREDIT RISK FROM SUBORDINATION OF THE SUBORDINATED CERTIFICATES TO THE SENIOR CERTIFICATES. As described herein, payments of principal and interest on the Assets will be available to make distributions on the Subordinated Certificates only after required distributions have been made on the Senior Certificates. Further, all Realized Losses on the Assets generally will be allocated to the Subordinated Certificates prior to being allocated to the Senior Certificates. Realized Losses on the Assets in excess of the available credit support will adversely affect the yield on the Certificates.

     It is not possible to predict with certainty the timing of the Class B Cross-over Date or the date, if any, on which the Class A Principal Balance and the Class M Principal Balance will be reduced to zero, or whether the Class B Principal Distribution Tests will be met as to any Distribution Date. Prior to the time that the Certificate Principal Balance of a Class of Senior Certificates with a lower numerical designation is reduced to zero, the holders of any Class of Senior Certificates with a higher numerical designation will not receive any distributions of principal. Likewise, prior to the time that the Certificate Principal Balance of all Classes of the Senior Certificates is reduced to zero, the holders of the Class M Certificates will not receive any distributions of principal. It is not possible to predict the timing of the occurrence of the Distribution Date, if any, on which the aggregate Certificate Principal Balance of any Class of the Senior Certificates or the Class M Certificates will be reduced to zero.

     The timing of the occurrence of the Class B Cross-over Date or of the date on which the Certificate Principal Balance of any Class of the Certificates is reduced to zero will be affected by the rate of voluntary principal prepayments in addition to prepayments due to defaults on Assets and the resulting liquidations of the underlying Manufactured Homes. In addition, the satisfaction of the Class B Principal Distribution Tests in respect of any Distribution Date will be dependent on the rate and severity of Realized Losses and delinquencies on the Assets. See "Description of the Offered Certificates -- Distributions" herein.

     6. THE SERVICER'S ABILITY TO REALIZE ON ASSETS MAY BE LIMITED BY APPLICABLE STATE LAW. A variety of factors may limit the Servicer's ability to repossess or foreclose on and liquidate the Manufactured Homes or Mortgaged Properties securing the Contracts and Mortgage Loans on behalf of the Certificateholders or may limit the amount realized upon any such liquidation to less than the amount due under the related Asset. See "Risk Factors -- 3. Certificateholders May Realize Losses If the Servicer Is Unable to Realize on Assets Because of Provisions of Applicable State Law " and "Certain Legal Aspects of Contracts and Mortgage Loans" in the Prospectus.

     7. RECHARACTERIZATION OF THE TRANSACTION IN BANKRUPTCY CASES COULD RESULT IN DELAYS OR ACCELERATION OF DISTRIBUTIONS ON THE OFFERED CERTIFICATES. DFC and the Company intend that the transfer of the Assets to the Trust constitutes a sale rather than a pledge of the Assets to secure indebtedness of DFC. However, if DFC or one of its affiliates were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee-in-bankruptcy of DFC (or such affiliate), or DFC (or such affiliate) as a debtor-in-possession, may argue that the sale of the Assets by DFC is a pledge of the Assets rather than a sale. This position, if argued before or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders. In addition, if an affiliate of DFC were to become insolvent, a creditor, receiver, conservator or trustee-in-bankruptcy of such affiliate may argue that DFC's assets should be substantively consolidated into such affiliate's estate. This position, if argued before or accepted by a court, could similarly result in a delay in or reduction of distributions to the Certificateholders.

     A case (OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir.), CERT. DENIED 114 S. Ct. 554 (1993)) decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by Article 9 of the UCC. If, following a bankruptcy of DFC, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then delays or reductions in payments of collections on or in respect of the Contracts could occur. Counsel to DFC has advised DFC that the facts of the Octagon case are distinguishable from those relating to the sale of the Contracts from DFC to the Company and that the reasoning of the Octagon case is inconsistent with precedent and the Uniform Commercial Code.

                                 THE ASSET POOL

GENERAL

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting primarily of the Assets. The Trust will be established pursuant to a pooling and servicing agreement dated as of June 1, 1997 (together with the Standard Terms thereto (March 1997 Edition), the "Agreement"), among the Company, the Servicer and PNC Bank, National Association, as trustee (the "Trustee"). The Company will acquire the Assets from DFC pursuant to the Sales Agreement. DFC funded the origination of each Asset. Each Asset was originated in DFC's name or was originated in the name of another manufactured housing dealer and was assigned to DFC immediately after its origination, in any case in the ordinary course of business of DFC and any other named originator. Each Asset is either an installment sales contract secured by a unit of manufactured housing (manufactured housing installment sales contracts are referred to herein as "manufactured housing contracts" or "contracts"), or a residential mortgage loan secured by a lien on the real estate on which the related Manufactured Home is deemed permanently affixed (a "Mortgaged Property"). A description of DFC's general practice with respect to the origination or purchase of manufactured housing contracts and mortgage loans is set forth in the Prospectus under "Underwriting Policies."

     Under the Agreement, the manufactured homes securing the Assets (the "Manufactured Homes") are required to comply with the requirements of certain federal statutes. These statutes generally require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes also require the Manufactured Homes to be transportable in one or more sections, and to be built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes include the plumbing, heating, air conditioning and electrical systems contained therein. DFC's management estimates that in excess of 90% of the Manufactured Homes are used as primary residences by the Obligors under the Assets secured by such Manufactured Homes.

     Whenever reference is made herein to a percentage of the Assets or a weighted average statistic relating to the Assets, the percentage or weighted average statistic is calculated based on the Scheduled Principal Balances of the Assets as of the Cut-off Date.

     The Agreement requires the Servicer to maintain or cause to be maintained Standard Hazard Insurance Policies with respect to each Manufactured Home and Mortgaged Property in the amounts and manner set forth in the Prospectus under "The Trusts -- Insurance -- Hazard Insurance -- Standard Hazard Insurance Policies." Generally, no other insurance will be maintained with respect to the Manufactured Homes, the Mortgaged Properties, the Assets or the Asset Pool.

     The Company will convey to the Trustee the Assets and all rights to receive
(1) payments due on the Assets after June 1, 1997 (the "Cut-off Date"), including scheduled payments due after the Cut-off Date but received prior to such date, and (2) prepayments and other unscheduled collections in respect of the Assets received on or after the Cut-off Date. The right to payments that were due on or prior to the Cut-off Date but which are received after such date will not be conveyed to the Company by DFC, and such payments will be the property of DFC when collected. The Servicer will retain physical possession of the Contract Documents. Except to the extent required to service a Mortgage Loan, the Trustee will maintain physical possession of the Mortgage Loan Documents. See " -- Conveyance of Assets" below.

     The Asset Pool will consist of      Assets having an aggregate principal
balance as of the Cut-off Date of approximately $           . A total of
Assets, representing      % of the Assets, are Step-up Rate Loans. The remainder
of the Assets are Level Payment Loans. See "The Trust -- The Assets" in the Prospectus. Step-up Rate Loans are Assets that provide for periodic increases of 0.50%, 1.00%, 1.25%, 1.50% or 1.75% in the applicable Asset Rates at the end of certain intervals ranging from six to twelve months during the first five years following origination (the applicable "Step-up Periods"), after which the Asset Rates are fixed. The total amount and the principal portion of each Monthly Payment on any Step-up Rate Loan during any period is determined on a basis that would cause the Asset to be fully amortized over its term if the Asset were to bear interest during its entire term at the Asset Rate applicable during such period and as if the Asset were to provide for level payments over its entire term based on such Asset Rate. The total amount and principal portion of each Monthly Payment that is due on a Step-up Rate Loan at the time of each adjustment of its Asset Rate will be determined on a basis that would cause the Asset (which would be bearing interest at an increased Asset Rate after such adjustment) to be fully amortized over its remaining term on a level-payment basis. In addition to being subject to interest rate adjustments during their Step-up Periods, certain Step-up Rate Loans will be subject to a one-time increase in their Asset Rates with respect to their final Monthly Payments. The statistical information concerning the Assets set forth below, to the extent it relates to the Asset Rates of the Step-up Rate Loans, takes into account only the Asset Rates borne by such Assets as of the Cut-off Date.

     Except in the case of the Step-up Rate Loans during their Step-up Periods, each Asset bears interest at a fixed annual percentage rate (its "APR" or "Asset Rate") and provides for level payments over the term of such Asset that fully amortize the principal balance of the Asset. All of the Assets are actuarial obligations. The portion of each Monthly Payment for any Asset allocable to principal is equal to the total amount of such Monthly Payment less the portion thereof allocable to interest. The portion of each Monthly Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the Asset, which principal balance is determined by reducing the initial principal balance by the principal portion of all Monthly Payments that were due in prior months (regardless of whether such Monthly Payments were made in a timely fashion) and all prior partial principal prepayments. Thus, each scheduled Monthly Payment on an Asset will be applied to interest and to principal in accordance with such precomputed allocation regardless of whether such Monthly Payment was received in advance of or subsequent to its Due Date. See "Servicing of the Assets -- Collection and Other Servicing Procedures" herein.

     As of the Cut-off Date, approximately      % of the Assets were Land
Secured Contracts. For each Land Secured Contract, the originator financed the purchase of the related Manufactured Home and either took as additional security a Mortgage on the property on which the Manufactured Home is located or took a Mortgage on the property on which the Manufactured Home is located in lieu of all or a portion of the Obligor's required down payment. As of the Cut-off Date,
approximately      % of the Assets were Mortgage Loans.

     As of the Cut-off Date, each Asset had an Asset Rate of at least      % and
not more than       %. The weighted average Asset Rate of the Assets was
approximately      % (without giving effect to any subsequent increase in the
Asset Rates of the Step-up Rate Loans). The Assets had remaining terms to stated
maturity as of the Cut-off Date of at least    months but not more than 360
months and original terms to stated maturity of at least    months but not more
than 360 months. Each Asset was originated on or after                     . As
of the Cut-off Date, the Assets had a weighted average original term to stated
maturity of approximately    months, and a weighted average remaining term to
stated maturity of approximately    months. The remaining term to stated
maturity of an Asset is calculated as the number of Monthly Payments scheduled to be made on the Asset over its term less the number of Monthly Payments made or scheduled to have been made on or before the Cut-off Date. The average outstanding principal balance of the Assets as of the Cut-off Date was
approximately $      and the outstanding principal balance of the Assets as of
the Cut-off Date ranged from $     to $       .

     Approximately      % of the Assets have Loan-to-Value Ratios greater than
95%. DFC computes each Contract Loan-to-Value Ratio with respect to which a lien on land has been granted in lieu of a cash down payment by determining the ratio (expressed as a percentage) of the principal amount of the related Contract to the sum of the purchase price of the home (including taxes and insurance and the amount of any prepaid finance charges or closing costs that are financed) and the appraised value of the land. DFC computes each Contract Loan-to-Value Ratio for all other Contracts by determining the ratio (expressed as a percentage) of the principal amount of such Contract to the purchase price of the home (including taxes and insurance and the amount of any prepaid finance charges or closing costs that are financed). DFC computes each Mortgage Loan-to-Value Ratio by determining the ratio (expressed as a percentage) of the principal amount of such Mortgage Loan to the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed. Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Assets with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Asset.

     The Assets are secured by Manufactured Homes or Mortgaged Properties (or Real Properties, in the case of Land Secured Contracts) located (based on the
mailing addresses of the related Obligors as of the Cut-off Date) in   states.
Approximately      %,      %, and      % of the Assets were secured as of the
Cut-off Date by Mortgaged Properties or Manufactured Homes (or Real Properties, in the case of Land Secured Contracts) located (based on the mailing addresses of the related Obligors as of the Cut-off Date) in South Carolina, Texas and
Florida, respectively. As of the Cut-off Date, no fewer than      % of the
Assets were secured by Manufactured Homes which were new at the time the related
Assets were originated. As of the Cut-off Date, no more than    %,    % and    %
of the Assets were secured by Manufactured Homes which were used, repossessed or transferred to an assignee of the original Obligor, respectively, at the time the related Assets were originated.

SELECTED DATA

     Certain data with respect to the Assets to be transferred by the Company to the Trust as of the Cut-off Date are set forth below. The Company believes that the information set forth herein will be representative of the characteristics of the actual Assets, although prior to the issuance of the Certificates, Assets may be prepaid in full or in part or otherwise removed from the pool of Assets to be transferred to the Trust.

     Whenever reference is made herein to a percentage of the Assets (or to a percentage of the Scheduled Principal Balance of the Assets), the percentage is calculated based on the Scheduled Principal Balances ("SPB") of the Assets as of the Cut-off Date. In addition, numbers in any columns in the tables below may not sum exactly to the total number at the bottom of the column due to rounding.

               GEOGRAPHIC DISTRIBUTION OF MANUFACTURED HOMES (1)

                                                                                   NUMBER       AGGREGATE      PERCENTAGE OF ASSET
                                                                                  OF ASSETS        SPB             POOL BY SPB
Alabama........................................................................
Alaska.........................................................................
Arizona........................................................................
Arkansas.......................................................................
California.....................................................................
Colorado.......................................................................
Delaware.......................................................................
Florida........................................................................
Georgia........................................................................
Idaho..........................................................................
Illinois.......................................................................
Indiana........................................................................
Iowa...........................................................................
Kansas.........................................................................
Kentucky.......................................................................
Louisiana......................................................................
Maryland.......................................................................
Michigan.......................................................................
Mississippi....................................................................
Missouri.......................................................................
Montana........................................................................
Nevada.........................................................................
New Jersey.....................................................................
New Mexico.....................................................................
New York.......................................................................
North Carolina.................................................................
Ohio...........................................................................
Oklahoma.......................................................................
Oregon.........................................................................
Pennsylvania...................................................................
Rhode Island...................................................................
South Carolina.................................................................
Tennessee......................................................................
Texas..........................................................................
Utah...........................................................................
Virginia.......................................................................
Washington.....................................................................
West Virginia..................................................................
Wisconsin......................................................................
Wyoming........................................................................
  Total........................................................................                $                      100.00%

(1) Based on the mailing address of the Obligor on the related Asset as of the Cut-off Date.

                   DISTRIBUTION OF ORIGINAL ASSET AMOUNTS (1)

                                                                                   NUMBER                       PERCENTAGE OF ASSET
                      ORIGINAL ASSET AMOUNT (IN DOLLARS)                          OF ASSETS    AGGREGATE SPB        POOL BY SPB
$  4,999 or less...............................................................
   5,000 to  9,999.............................................................
  10,000 to 14,999.............................................................
  15,000 to 19,999.............................................................
  20,000 to 24,999.............................................................
  25,000 to 29,999.............................................................
  30,000 to 34,999.............................................................
  35,000 to 39,999.............................................................
  40,000 to 44,999.............................................................
  45,000 to 49,999.............................................................
  50,000 to 54,999.............................................................
  55,000 to 59,999.............................................................
  60,000 to 64,999.............................................................
  65,000 to 69,999.............................................................
  70,000 to 74,999.............................................................
  75,000 to 79,999.............................................................
  80,000 to 84,999.............................................................
  85,000 to 89,999.............................................................
  90,000 to 94,999.............................................................
  95,000 to 99,999.............................................................
 100,000 or more...............................................................
  Total........................................................................                $                       100.00%

(1) The highest original Asset amount was $       , which represents      % of
    the aggregate principal balance of the Assets at origination. The average
    original principal amount of the Assets was approximately $       as of the
    Cut-off Date.

               DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS (1)

                                                                                   NUMBER                       PERCENTAGE OF ASSET
LOAN-TO VALUE RATIO (2)                                                           OF ASSETS    AGGREGATE SPB        POOL BY SPB
 50% or less...................................................................
 51% to  55%...................................................................
 56% to  60%...................................................................
 61% to  65%...................................................................
 66% to  70%...................................................................
 71% to  75%...................................................................
 76% to  80%...................................................................
 81% to  85%...................................................................
 86% to  90%...................................................................
 91% to  95%...................................................................
 96% to 100%...................................................................
101% and greater...............................................................
  Total........................................................................                $                       100.00%

(1) The weighted average original Loan-to-Value Ratio of the Assets was
    approximately        % as of the Cut-off Date.

(2) Rounded to nearest 1%.

                                ASSET RATES (1)

                                                                                   NUMBER       AGGREGATE      PERCENTAGE OF ASSET
RANGES OF ASSETS BY ASSET RATE                                                    OF ASSETS        SPB             POOL BY SPB
 5.000% to  5.999%.............................................................
 6.000% to  6.999%.............................................................
 7.000% to  7.999%.............................................................
 8.000% to  8.999%.............................................................
 9.000% to  9.999%.............................................................
10.000% to 10.999%.............................................................
11.000% to 11.999%.............................................................
12.000% to 12.999%.............................................................
13.000% to 13.999%.............................................................
14.000% to 14.999%.............................................................
  Total........................................................................                $                      100.00%

(1) The weighted average Asset Rate was approximately        % as of the Cut-off
    Date. This table reflects the Asset Rates of the Step-up Rate Loans as of the Cut-off Date and does not reflect any subsequent increases in the Asset Rates of the Step-up Rate Loans.

                       YEAR OF ORIGINATION OF ASSETS (1)

                                                                                   NUMBER       AGGREGATE      PERCENTAGE OF ASSET
YEAR OF ORIGINATION                                                               OF ASSETS        SPB             POOL BY SPB
1985...........................................................................
1987...........................................................................
1989...........................................................................
1991...........................................................................
1995...........................................................................
1996...........................................................................
1997...........................................................................
  Total........................................................................                $                      100.00%

(1) The weighted average seasoning of the Assets was approximately    months as
    of the Cut-off Date.

                  REMAINING TERMS TO MATURITY (IN MONTHS) (1)

                                                                                   NUMBER       AGGREGATE      PERCENTAGE OF ASSET
MONTHS REMAINING AS OF CUT-OFF DATE                                               OF ASSETS        SPB             POOL BY SPB
  1 to  60.....................................................................
 61 to  96.....................................................................
 97 to 120.....................................................................
121 to 156.....................................................................
157 to 180.....................................................................
181 to 216.....................................................................
217 to 240.....................................................................
241 to 300.....................................................................
301 to 360.....................................................................
  Total........................................................................                $                      100.00%

(1) The weighted average remaining term to maturity of the Assets was
    approximately      months as of the Cut-off Date.

                   ORIGINAL TERMS TO MATURITY (IN MONTHS) (1)

                                                                                   NUMBER       AGGREGATE      PERCENTAGE OF ASSET
ORIGINAL TERM (IN MONTHS)                                                         OF ASSETS        SPB             POOL BY SPB
  1 to  60.....................................................................
 61 to  96.....................................................................
 97 to 120.....................................................................
121 to 156.....................................................................
157 to 180.....................................................................
181 to 216.....................................................................
217 to 240.....................................................................
241 to 300.....................................................................
301 to 360.....................................................................
  Total........................................................................                $                      100.00%

(1) The weighted average original term to maturity of the Assets was
    approximately      months as of the Cut-off Date.

UNDERWRITING GUIDELINES

     The Assets were underwritten by DFC and were underwritten and originated substantially in accordance with the guidelines described in the Prospectus under "Underwriting Policies."

CONVEYANCE OF ASSETS

     On the date of issuance of the Certificates, the Company will transfer to the Trustee, without recourse, all of its right, title and interest in and to the Assets, including all principal and interest received on or with respect to the Assets (not including principal and interest due on the Assets on or before the Cut-off Date and any other amounts collected on the Assets before the Cut-off Date other than early collections of Monthly Payments that were due after the Cut-off Date), and all rights under the Standard Hazard Insurance Policies maintained with respect to the related Manufactured Homes, Real Properties and Mortgaged Properties. The Assets will be listed on a schedule attached to the Agreement (the "Asset Schedule"). The Asset Schedule will identify the Scheduled Principal Balance of each Asset, the amount of each Monthly Payment due on each Asset, and the Asset Rate on each Asset, in each case as of the Cut-off Date. Prior to the conveyance of the Assets to the Trustee, DFC will complete a review of all of the Contract Files, including the certificates of title to (or other evidence of a perfected security interest in) the Manufactured Homes and the Mortgages relating to the Land Secured Contracts to check the accuracy of the Contract Schedule delivered to the Trustee. The Custodian will complete a review of the Mortgage Loan Files to check the accuracy of the Mortgage Loan Schedule delivered to the Trustee. DFC will be required to repurchase any Asset that is discovered not to agree with the Asset
Schedule in a manner that materially and adversely affects the interests of the Certificateholders or, subject to the conditions specified in the penultimate paragraph under this heading, replace any such Asset with a Qualified Substitute Asset, except that if the discovered discrepancy relates to the Scheduled Principal Balance of an Asset, subject to the conditions specified in the penultimate paragraph under this heading, DFC may deposit cash into the Certificate Account in the amount of any deficiency.

     The Company will represent and warrant only that (1) the information set forth in the Asset Schedule was true and correct as of the date or dates on which such information was furnished; (2) the Company is the owner of, or holder of a first-priority security interest in, each Asset; (3) the Company acquired its ownership of, or security interest in, each Asset in good faith without notice of any adverse claim; (4) except for the sale of the Assets to the Trustee, the Company has not assigned any interest or participation in any Asset that has not been released; and (5) the Company has the full right to sell the Trust Estate to the Trustee.

     The Servicer, on behalf of the Certificateholders, will hold the original Contracts and copies of documents and instruments relating to each Contract and the security interest in the Manufactured Home and any Real Property relating to each Contract. In order to provide notice of the assignment of the Assets to the Trustee, UCC-1 financing statements identifying the Trustee as the secured party or purchaser and identifying all the Assets as collateral will be filed in the appropriate offices in the State of North Carolina. Despite these filings, if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment of the Contracts to the Trustee, the Trustee's interest in the Contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC-1 financing statements, within one week after the initial delivery of the Certificates, the Contracts will be stamped or otherwise marked to reflect their assignment to the Trustee. See "Certain Legal Aspects of Contracts and Mortgage Loans" in the Prospectus. The Custodian, on behalf of the Certificateholders, will hold the original Mortgage Notes and copies of documents and instruments relating to each Mortgage Loan and the lien on the Mortgaged Property securing each Mortgage Loan.

     DFC will make certain representations and warranties in the Sales Agreement in respect of each Asset, including the following: (1) as of the Cut-off Date, no Monthly Payment is more than 30 days past due; (2) each Asset is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as such enforceability may be limited by laws affecting creditors' rights generally or by general equity principles); (3) no Asset is subject to any right of rescission, set-off, counterclaim or defense; (4) each Asset is covered by hazard insurance substantially as described under "The Trusts -- Insurance -- Hazard Insurance -- Standard Hazard Insurance Policies" in the Prospectus; (5) each Asset complied with all requirements of applicable law at the time of its origination; and (6) immediately following the sale of the Assets to the Company, the Company will own such Assets, free and clear of any prior lien, mortgage, security interest, pledge, charge or other encumbrance (assuming assignments of mortgage from DFC to the Company were properly recorded to reflect the transfer of any Mortgage relating to a Land Secured Contract or Mortgage Loan), except any lien created by the Agreement. Under the terms of the Agreement and the Sales Agreement, and subject to DFC's option to effect a substitution as described in the next paragraph, DFC will be obligated to repurchase any Asset for its Repurchase Price (as defined below) within 90 days after DFC's discovery, or receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty made by DFC in the Sales Agreement that materially and adversely affects the Trustee's interest in any Asset if such breach has not been cured by such 90th day. The "Repurchase Price" for any Asset will be the unpaid principal balance of such Asset at the close of business on the date of such repurchase, plus accrued and unpaid interest thereon to the next Due Date for such Asset following such repurchase. Prior to being distributed to Certificateholders, this Repurchase Price will be used to reimburse the Servicer for any previously unreimbursed Advances made by the Servicer in respect of the repurchased Asset and, if the repurchaser is the Servicer, the Repurchase Price may be remitted net of such reimbursement amounts.

     In lieu of repurchasing an Asset as specified in the preceding paragraph, during the two-year period following the date of the initial issuance of the Certificates (the "Closing Date"), DFC may, at its option, substitute a Qualified Substitute Asset for the Asset that it would otherwise be obligated to repurchase (referred to herein as the "Replaced Asset"). DFC will deposit cash into the Certificate Account in the amount, if any, by which the aggregate of the Unpaid Principal Balances of any Replaced Assets exceeds the aggregate of the Unpaid Principal Balances of the Assets being substituted for the Replaced Assets. Such deposit will be treated as a partial Principal Prepayment. Also, if it is discovered that the actual Scheduled Principal Balance of an Asset is less than the Scheduled Principal Balance identified for such Asset on the Asset Schedule, DFC may, at its option, deposit the amount of the discrepancy into the Certificate Account instead of repurchasing the Asset. Such deposit will be treated as a partial Principal Prepayment.

     In addition, DFC is required to indemnify the Company and its assignees (including the Trust) against losses and damages they incur as a result of breaches of DFC's representations and warranties. DFC's obligation to repurchase or substitute for an Asset affected by a breach of a representation or warranty and to indemnify the Company and its assignees for losses and damages caused by such a breach constitute the sole remedies available to the Trustee and the Certificateholders for a breach of a representation or warranty under the Agreement or the Sales Agreement with respect to the Assets.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The Assets had terms to maturity at origination ranging from    months to
360 months, but may be prepaid in full or in part at any time. The prepayment experience of the Assets (including prepayments due to liquidations of defaulted Assets) will affect the weighted average life of each Class of the Certificates. Based on the Servicer's experience with the portfolio of conventional manufactured housing contracts it services, the Company anticipates that a number of Assets will be liquidated or prepaid in full prior to their respective maturities. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, any repurchases of Assets on account of certain breaches of representations and warranties as described above under "The Asset Pool -- Conveyance of Assets" will have the same effect as prepayments of such Assets and therefore will affect the life of the Certificates. Natural disasters may also influence prepayments. Most of the Contracts and Mortgage Loans contain provisions that prohibit the related Obligors from selling an underlying Manufactured Home or Mortgaged Property without the prior consent of the holder of the related Asset. Such provisions may not be enforceable in certain states. See "The Contracts -- Transfers of Manufactured Homes; Enforceability of "Due-on-Sale' Clauses" and " -- The Mortgage Loans -- "Due-on-Sale'

Clauses" under "Certain Legal Aspects of Contracts and Mortgage Loans" in the Prospectus. The Servicer's policy is to permit most sales of Manufactured Homes and Mortgaged Properties without accelerating the related Contracts or Mortgage Loans where the proposed buyer meets DFC's then-current underwriting standards and either enters into an assumption agreement or executes a new contract for the unpaid balance of the existing Contract or Mortgage Loan. The execution of a new contract or mortgage note and mortgage would have the same effect as a prepayment of the existing Contract or Mortgage Loan in full.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Assets on the weighted average life of each Class of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced with respect to the Assets.

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be affected by the rate at which principal on the Assets is paid. Principal payments on Assets may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes any voluntary prepayment by an Obligor, the receipt of Liquidation Proceeds upon disposition of the property securing any defaulted Contract or Mortgage Loan and the receipt of the Repurchase Price for any Asset upon the repurchase thereof by DFC as a result of any breaches of its representations and warranties). Prepayments on contracts and mortgage loans may be measured relative to a prepayment standard or model. The Prepayment Model used in this Prospectus Supplement (the "MHP") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new manufactured housing installment sales contracts and mortgage loans. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such contracts and mortgage loans in the first month of the life of the contracts and mortgage loans and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts and mortgage loans, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

     As used in the following tables "0% MHP" assumes no prepayments on the Assets; "100% MHP" assumes the Assets will prepay at rates equal to 100% of the MHP assumed prepayment rates; "160% MHP" assumes the Assets will prepay at rates equal to 160% of the MHP assumed prepayment rates; and so on.

     There is no assurance, however, that the rate of prepayments of the Assets will conform to any level of the MHP model, and no representation is made that the Assets will prepay at the prepayment rates shown or any other prepayment rate. The Company makes no representations as to the appropriateness of the MHP model.

MODELING ASSUMPTIONS AND MHP TABLES

     The mobile home prepayment tables set forth below (the "MHP Tables") were prepared based upon the assumptions that there are no delinquencies on the Assets and that, on each Distribution Date, there will be a sufficient Available Distribution to distribute all accrued interest and the Principal Distribution Amount due to the Certificateholders (collectively, the "Modeling Assumptions").

     The percentages and weighted average lives in the following tables were determined assuming that (1) scheduled interest and principal payments on the Assets will be received each month on the applicable Due Dates and full prepayments on the Assets will be received on the last day of each month, commencing June 1997, and will include 30 days of interest thereon; (2) the Servicer or the holders of a majority in interest of the Class R Certificates exercises the right of optional termination described herein at the earliest possible date; (3) the Assets will, as of the Cut-off Date, be grouped into six pools having the characteristics set forth below under "Assumed Asset Characteristics"; (4) the initial Certificate Principal Balance and Pass-Through Rate of each Class of the Certificates are as described herein; (5) no Due Date Interest Shortfalls will arise in connection with prepayments in full or liquidations of the Assets; (6) no losses will be experienced on any Assets included in the Asset Pool; (7) the Closing Date for the issuance of the
Certificates will be June   , 1997; (8) cash distributions will be received by
the holders of the Certificates on July 15, 1997 and on the 15th day of each month thereafter until retirement of the Certificates; and (9) the Assets will prepay monthly at the percentages of MHP indicated in the MHP Tables. No representation is made that the Assets will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                         ASSUMED ASSET CHARACTERISTICS

                                                                              SCHEDULED                      ORIGINAL
                                                                          PRINCIPAL BALANCE                  TERM TO
                                                                              AS OF THE                      MATURITY    SEASONING
                                                                            CUT-OFF DATE       ASSET RATE    (MONTHS)    (MONTHS)
1......................................................................
2......................................................................
3......................................................................
4......................................................................
Step-up Rate Loans Group A(1)..........................................
Step-up Rate Loans Group B(2)..........................................
  Total................................................................    $

(1) The Asset Rate for Step-up Rate Loans Group A is assumed initially to be % per annum. The Asset Rate is assumed to increase by approximately
         % per annum in         1998 and         1999.

(2) The Asset Rate for Step-up Rate Loans Group B is assumed to be      % per
    annum. The Asset Rate is assumed to increase by approximately      % per
    annum in January 1998,         1999 and         2000.

     There will be discrepancies between the Assets actually included in the Trust and the assumptions made as to the characteristics of such Assets in preparing the MHP Tables. It is unlikely that the Assets will prepay at a constant rate or that all of the Assets will prepay at the same rate. To the extent that the Assets actually included in the Trust have characteristics that differ from those assumed in preparing the MHP Tables, the Offered Certificates are likely to have weighted average lives that are shorter or longer than those indicated. There is no assurance that prepayment of the Assets will conform to any of the constant percentages of MHP described in the MHP Tables or any other constant rate. Among other things, the MHP Tables assume that the Assets prepay at the indicated constant percentages of MHP, notwithstanding the fact that such Assets may vary substantially as to Asset Rates and original terms to maturity. Variations in actual prepayment experience for the Assets will increase or decrease the percentages of initial principal balances (and weighted average lives) shown in the MHP Tables. Assuming that the Assets prepay at a rate of 0% MHP, the Step-up Rate Loans will cause the Weighted Average Asset Rate to rise
from approximately      % per annum at the Cut-off Date to a maximum of
approximately      % per annum, as the Asset Rates on the Step-up Rate Loans
increase.

     The MHP Tables indicate the weighted average life of each Class of the Offered Certificates and set forth the percentage of the initial Certificate Principal Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown assuming prepayments of the Assets occur at various percentages of MHP. See "Maturity and Prepayment Considerations" in the Prospectus. The weighted average life of each Class set forth in the MHP Tables has been determined by (1) multiplying the amount of each principal payment on such Class by the number of years from the date of delivery of the Certificates of such Class to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal to be paid on the Certificates of such Class.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates based on their own assumptions as to the matters discussed herein.

        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCES OUTSTANDING

                                                     CLASS A-1 CERTIFICATES AT THE        CLASS A-2 CERTIFICATES AT THE
                                                               FOLLOWING                            FOLLOWING
                                                          PERCENTAGES OF MHP                   PERCENTAGES OF MHP
DISTRIBUTION DATE                                  0%    75%  100%  160%  200%  300%    0%    75%  100%  160%  200%  300%
Initial Percent..................................
June 15, 1998....................................
June 15, 1999....................................
June 15, 2000....................................
June 15, 2001....................................
June 15, 2002....................................
June 15, 2003....................................
June 15, 2004....................................
June 15, 2005....................................
June 15, 2006....................................
June 15, 2007....................................
June 15, 2008....................................
June 15, 2009....................................
June 15, 2010....................................
June 15, 2011....................................
June 15, 2012....................................
June 15, 2013....................................
June 15, 2014....................................
June 15, 2015....................................
June 15, 2016....................................
June 15, 2017....................................
June 15, 2018....................................
June 15, 2019....................................
June 15, 2020....................................
June 15, 2021....................................
June 15, 2022....................................
June 15, 2023....................................
June 15, 2024....................................
June 15, 2025....................................
Weighted Average Life (years)....................

     The MHP Tables above have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Assets, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCES OUTSTANDING

                                                      CLASS A-3 CERTIFICATES AT THE        CLASS A-4 CERTIFICATES AT THE
                                                                FOLLOWING                            FOLLOWING
                                                           PERCENTAGES OF MHP                   PERCENTAGES OF MHP
DISTRIBUTION DATE                                   0%    75%  100%  160%  200%  300%    0%    75%  100%  160%  200%  300%
Initial Percent...................................
June 15, 1998.....................................
June 15, 1999.....................................
June 15, 2000.....................................
June 15, 2001.....................................
June 15, 2002.....................................
June 15, 2003.....................................
June 15, 2004.....................................
June 15, 2005.....................................
June 15, 2006.....................................
June 15, 2007.....................................
June 15, 2008.....................................
June 15, 2009.....................................
June 15, 2010.....................................
June 15, 2011.....................................
June 15, 2012.....................................
June 15, 2013.....................................
June 15, 2014.....................................
June 15, 2015.....................................
June 15, 2016.....................................
June 15, 2017.....................................
June 15, 2018.....................................
June 15, 2019.....................................
June 15, 2020.....................................
June 15, 2021.....................................
June 15, 2022.....................................
June 15, 2023.....................................
June 15, 2024.....................................
June 15, 2025.....................................
Weighted Average Life (years).....................

     The MHP Tables above have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Assets, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCES OUTSTANDING

                    CLASS A-5 CERTIFICATES AT THE         CLASS M CERTIFICATES AT THE          CLASS B-1 CERTIFICATES AT THE
                              FOLLOWING                            FOLLOWING                             FOLLOWING
DISTRIBUTION             PERCENTAGES OF MHP                    PERCENTAGES OF MHP                    PERCENTAGES OF MHP
  DATE            0%    75%  100%  160%  200%  300%     0%    75%  100%  160%  200%  300%     0%    75%  100%  160%  200%  300%
Initial
  Percent.......
June 15, 1998...
June 15, 1999...
June 15, 2000...
June 15, 2001...
June 15, 2002...
June 15, 2003...
June 15, 2004...
June 15, 2005...
June 15, 2006...
June 15, 2007...
June 15, 2008...
June 15, 2009...
June 15, 2010...
June 15, 2011...
June 15, 2012...
June 15, 2013...
June 15, 2014...
June 15, 2015...
June 15, 2016...
June 15, 2017...
June 15, 2018...
June 15, 2019...
June 15, 2020...
June 15, 2021...
June 15, 2022...
June 15, 2023...
June 15, 2024...
June 15, 2025...
Weighted Average
  Life
  (years).......

FACTORS AFFECTING PREPAYMENTS

     The rate of principal payments on pools of manufactured housing contracts and mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the prevailing level of interest rates from time to time and the rate at which owners of manufactured homes sell their manufactured homes or default on their contracts or mortgage loans. Other factors affecting prepayment of manufactured housing contracts and mortgage loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes and mortgaged properties. In the case of mortgage loans secured by site-built homes, in general, if prevailing mortgage interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remained at or above the rates borne by such mortgage loans, because the mortgagors in many cases could refinance and obtain alternative mortgage loans with lower interest rates and lower monthly payments. Conversely, if prevailing mortgage interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease because alternative mortgage loans would bear higher interest rates and require higher monthly payments. The outstanding principal balances of manufactured housing contracts are, in general, much smaller than mortgage loan balances and the original terms to maturity of such contracts are generally shorter than those of mortgage loans. As a result, changes in interest rates will not affect the monthly payments on available alternative manufactured housing contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on available alternative mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on manufactured housing contracts may not be similar to the effects of such changes on mortgage loan prepayment rates, or such effects may be similar to the effects of such changes on mortgage loan prepayment rates, but to a smaller degree.

     Generally, the Assets may be prepaid by the Obligors at any time without imposition of any prepayment fee or penalty. In addition, defaults on Assets, leading to repossession (and foreclosure in the case of Land Secured Contracts and Mortgage Loans) and the ultimate liquidation of the related Manufactured Homes and Mortgaged Properties (and Real Properties, in the case of Land Secured Contracts), may occur with greater frequency during their early years. Prepayments, liquidations and repurchases of the Assets will result in distributions of principal to Certificateholders of amounts that would otherwise have been distributed over the remaining terms of the Assets. See "Yield on the Offered Certificates" herein and "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     DFC, as seller under the Sales Agreement, may be required to repurchase certain Assets if it breaches its representations and warranties contained in the Sales Agreement, including those relating to the qualification of the Assets for REMIC purposes. See "The Asset Pool -- Conveyance of Contracts" herein. Any repurchase of an Asset will have the same effect as a prepayment in full of such Asset and will affect an investor's yield to maturity.

     The Servicer (regardless of whether Oakwood remains the Servicer) and the holders of a majority in interest of the Class R Certificates each has the option to terminate the Trust, thereby causing the retirement of all outstanding Certificates, on any Distribution Date on or after the Distribution Date on which the Pool Scheduled Principal Balance is less than or equal to 10% of the Pool Scheduled Principal Balance as of the Cut-off Date. See "The
Trust -- Optional and Mandatory Termination" herein. If neither the Servicer nor the holders of a majority in interest of the Class R Certificates exercise its optional termination rights within 90 days after becoming eligible to do so, the Trustee shall solicit bids for the purchase of all Assets, REO Properties and Repo Properties remaining in the Trust. Such a purchase, if consummated, would likewise cause the retirement of all outstanding Certificates. See "The
Trust -- Optional and Mandatory Termination" herein.

                       YIELD ON THE OFFERED CERTIFICATES

     Distributions of interest on the Offered Certificates (other than the Class A-1 Certificates) on any Distribution Date will include interest accrued thereon through the last day of the month preceding the month in which such Distribution Date occurs. Because interest will not be distributed on such Classes until the 15th day (or, if such day is not a business day, then on the next succeeding business day) of the month following the month in which such interest accrues on the Assets, the effective yield to the holders of such Classes of Offered Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price.

     The yield to maturity of, and the aggregate amount of distributions on, each Class of the Offered Certificates will be related to the rate and timing of principal payments on the Assets. The rate of principal payments on the Assets will be affected by the amortization schedules of the Assets and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Assets due to defaults, casualties, condemnations and repurchases by or on behalf of the Company or DFC, as the case may be). NO ASSURANCE CAN BE GIVEN AS TO THE RATE OF PRINCIPAL PAYMENTS OR PREPAYMENTS ON THE ASSETS.

     Delinquencies on Assets could produce payment delays and could lead to repossessions of Manufactured Homes and foreclosures in the case of Land Secured Contracts and Mortgage Loans. Repossession of a Manufactured Home or foreclosure on a Real Property or Mortgaged Property and the subsequent resale of the home securing a Contract or a property securing a Mortgage Loan may produce Net Liquidation Proceeds that are less than the Scheduled Principal Balance of the related Contract or Mortgage Loan plus interest accrued thereon and the expenses of sale. Such a shortfall upon repossession and disposition of a Manufactured Home or foreclosure on a Real Property or Mortgaged Property would result in a Realized Loss on such Contract or Mortgage Loan. The rate of principal payments on, the aggregate amount of distributions on, and the yield to maturity of, any Class of the Offered Certificates will be affected by the rate of Obligor defaults resulting in liquidations of Contracts and Mortgage Loans.

     The timing of changes in the rate of prepayments and defaults on the Assets may affect an investor's actual yield to maturity significantly, even if the average rate of principal payments and defaults experienced over time is consistent with an investor's expectations. In general, the earlier a prepayment of principal of or a default on an Asset, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments or defaults occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments or defaults.

     Prior to the time that the Certificate Principal Balance of a Class of Senior Certificates with a lower numerical designation is reduced to zero, the holders of any Class of Senior Certificates with a higher numerical designation (and the holders of the Class M Certificates) will not receive any distributions of principal. The allocation of distributions to the Certificateholders in accordance with the Agreement will have the effect of amortizing the Senior Certificates (particularly the Class A-1 Certificates) and the Class M Certificates at a faster rate than the rate at which such Certificates would have been amortized if the Principal Distribution Amount were required to be allocated among the Classes of the Certificates pro rata in proportion with their respective Certificate Principal Balances. To the extent that, on a Distribution Date, the Available Distribution is not sufficient to permit a full distribution of the Principal Distribution Amount on the Class of Senior Certificates or the Class M Certificates that is then entitled to receive the Principal Distribution Amount, the effect will be to delay the amortization of such Class of Senior Certificates or the Class M Certificates.

     The holders of the Class B-1 Certificates will not be entitled to receive any distributions of principal on any Distribution Date unless either (1) the Class M Certificate Principal Balance has been reduced to zero or (2) the Class B Principal Distribution Tests are satisfied for such Distribution Date. It is not possible to predict with certainty the timing of the date, if any, on which the Class M Certificate Principal Balance will be reduced to zero, or whether the Class B Principal Distribution Tests will be met as to any Distribution Date. A high level of Realized Losses or delinquencies could result in the Class B Principal Distribution Tests not being met for one or more Distribution Dates while the Class M Certificates are still outstanding. This would delay the amortization of the Class B-1 Certificates, beyond what would otherwise have been the case.

     While partial prepayments of principal on the Assets are applied on Due Dates for such Assets, Obligors are not required to pay interest on the Assets after the date of a full prepayment of principal. As a result, full prepayments of Assets in advance of their Due Dates in a particular Collection Period will reduce the amount of interest received from Obligors during that Collection Period to less than one month's interest on all the Assets (such shortfalls in interest collected being referred to herein as "Due Date Interest Shortfalls"). In the Agreement, Oakwood has agreed to deposit Compensating Interest into the Certificate Account for inclusion in the Available Distribution for any Distribution Date to cover Due Date Interest Shortfalls incurred during the related Prepayment Period, but only for so long as Oakwood is the Servicer and only to the extent the amount of such Due Date Interest Shortfalls for any Prepayment Period does not exceed the actual amount of the Servicer's aggregate servicing compensation in respect of the related Distribution Date. If a sufficient number of Assets are prepaid in full during a given Prepayment Period in advance of their respective Due Dates and any resulting Due Date Interest Shortfalls were not covered by Oakwood's payments of Compensating Interest, then interest payable on all of the Assets during the related Collection Period may be less than the interest payable on all of the Certificates with respect to such Collection Period. If the level of Due Date Interest Shortfalls not covered by Compensating Interest were large enough, such shortfalls could result in a Writedown Amount being allocated to the Subordinated Certificates. See "Description of the Offered Certificates -- Distributions" and " -- Allocation of Writedown Amounts" herein.

     If a purchaser of Certificates of a Class calculates its anticipated yield based on an assumed rate of default and an assumed amount of Realized Losses that are lower than the default rate and amount of Realized Losses actually incurred and such amount of Realized Losses actually incurred is not entirely covered by Excess Interest or by the subordination of the Certificates of Classes subordinated to such purchaser's Class, the purchaser's actual yield to maturity will be lower than that so calculated. The timing of Realized Losses on Liquidated Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. There can be no assurance that the delinquency or repossession experience set forth herein under "Servicing of the Assets -- Delinquency and Loan Loss/Repossession Experience" will be representative of the results that may be experienced with respect to the Assets. There can be no assurance as to the delinquency, repossession, foreclosure or loss experience with respect to the Assets.

     If the purchaser of a Certificate offered at a discount from its Parity Price (as defined below) calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a Certificate offered at a premium above its Parity Price calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Assets, the actual pre-tax yield to maturity will be lower than that so calculated. "Parity Price" is the price at which a security will yield its coupon.

     Investors in the Class A-1 Certificates should understand that at levels of One-Month LIBOR (as defined herein) greater than the Weighted Average Net Asset
Rate less    % per annum, the Pass-Through Rate of such Class will remain at its maximum rate of the Weighted Average Net Asset Rate. Investors in such Class should also consider the risk that lower than anticipated levels of One-Month LIBOR could result in actual yields to such investors that are lower than anticipated yields.

     Investors in the Class A-1 Certificates should understand that the timing of changes in the level of One-Month LIBOR may affect the actual yields to such investors even if the average level is consistent with such investor's expectations. Each investor must make an independent decision as to the appropriate One-Month LIBOR assumptions to be used in deciding whether to purchase a Class A-1 Certificate.

     Because the Pass-Through Rate on the Offered Subordinated Certificates may vary on the basis of the Weighted Average Net Asset Rate, such Pass-Through Rate and the yield on such Certificates could be affected by disproportionate collections of principal in respect of Assets with different Asset Rates (including Obligor prepayments and such collections resulting from liquidations and repurchases of Assets). Accordingly, (i) the yield to maturity of the Class M Certificates will be lower than that which would otherwise result if all or a
substantial portion of the Assets with Net Rates higher than    % prepaid prior
to those with Net Rates lower than    % per annum and (ii) the yield to maturity
of the Class B-1 Certificates will be lower than that which would otherwise result if all or a substantial portion of the Assets with Net Rates higher than
   % per annum prepaid prior to those with Net Rates lower than    % per annum.

     The aggregate amount of distributions and the yield to maturity of the Offered Certificates, particularly the Class B-1 Certificates, will also be affected by early payments of principal on the Assets resulting from any purchases of Assets not conforming to certain representations and warranties of DFC and by the exercise by the Servicer or a majority in interest in the Class R Certificates of its option to purchase the Assets and other assets of the Trust, thereby effecting early retirement of any outstanding Classes of Offered Certificates as described under "The Trust -- Optional and Mandatory Termination" herein. If neither the Servicer nor the Residual Majority exercises its optional termination right within 90 days after it first becomes eligible to do so, the Trustee shall solicit bids for the purchase of all Assets, REO Properties and Repo Properties remaining in the Trust. The Trustee shall sell such Assets, REO Properties and Repo Properties only if the net proceeds to the Trust from such sale would at least equal the Termination Price, and the net proceeds from such sale will be distributed first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the Assets and second to the Holders of the Certificates and the Servicer in accordance with the distribution priorities set forth in "Description of the Offered
Certificates -- Distributions on the Certificates -- Priority of Distributions" herein. If the net proceeds from such sale would not at least equal the Termination Price, the Trustee shall decline to sell the Assets, REO Properties and Repo Properties and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Assets, REO Properties and Repo Properties.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Senior/Subordinated Pass-Through Certificates, Series 1997-1, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M, Class B-1, Class B-2, Class X and Class R Certificates. Only the Offered Certificates are offered hereby. The Offered Certificates will be issued in book-entry form only, in denominations of $25,000 and integral multiples of $1 in excess thereof. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee at its Corporate Trust Department. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge incurred in connection with such exchange or transfer.

     The Company will cause the Assets to be assigned to the Trustee. Oakwood, as Servicer, will service the Assets pursuant to the Agreement. The Contract Documents will be held for the benefit of the Trustee by the Servicer. The Custodian will hold the Mortgage Loan Documents on behalf of the Trustee and the Certificateholders.

     Distributions of principal and interest on the Certificates will be made on the 15th day of each month, or, if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), beginning in July 1997, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"). Each distribution with respect to a Book-Entry Certificate will be paid to the Depository, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Beneficial Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Beneficial Owners that it represents. All such credits and disbursements with respect to Book-Entry Certificates are to be made by the Depository and the Participants in accordance with the Depository's rules.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be Book-Entry Certificates as described in the Prospectus under "Description of the Certificates -- Book-Entry Procedures." As such, the Offered Certificates will initially be registered in the name of Cede & Co., the nominee of the Depository Trust Corporation ("DTC").

     Unless and until the Offered Certificates are issued in certificated, fully-registered form (which will only happen under the limited circumstances described in the Prospectus under "Description of the Certificates -- Book-Entry Procedures"), it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Agreement. Beneficial Owners are only permitted to exercise the rights of Certificateholders indirectly through Depository Participants and DTC.

COLLECTION OF PAYMENTS ON ASSETS

     The Servicer will establish and maintain the Certificate Account for the benefit of the Trustee. The Certificate Account must be an Eligible Account. The Certificate Account is to be held in trust for the benefit of the Trustee on behalf of the Certificateholders, and shall be either in the Trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds in such account are held for the benefit of the Trustee. A single Certificate Account may be maintained for more than one Series of Certificates provided that in any such event, the Servicer shall cause separate accounting and records to be maintained within the Certificate Account with respect to each separate Series. Funds in the Certificate Account will be invested in Eligible Investments (as defined in the Agreement) that will mature or be subject to redemption not later than the business day preceding the applicable monthly Distribution Date. Earnings on amounts deposited into the Certificate Account shall be credited to the account of the Servicer as servicing compensation in addition to the Servicing Fee and may be used to offset P&I Advances due from the Servicer in respect of the Distribution Date next succeeding the date on which such earnings were made or, at the Servicer's option, may be released to the Servicer on such Distribution Date. The amount of any losses incurred in respect of any such investments shall be deposited into the Certificate Account by the Servicer out of its own funds promptly after any such losses are incurred.

     All payments in respect of principal and interest on the Assets received by the Servicer on or after the Cut-off Date (exclusive of collections relating to scheduled payments due on or prior to the Cut-off Date), including Principal Prepayments and Net Liquidation Proceeds, will be deposited into the Certificate Account no later than the second business day following the Servicer's receipt thereof. Amounts collected as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as part of its servicing compensation. In addition, amounts paid by DFC for Assets repurchased as a result of breach of a representation or warranty under the Agreement and amounts required to be deposited upon substitution of a Qualified Substitute Asset because of a breach of a representation or warranty, as described under "The Asset Pool -- Conveyance of Assets" above, will be paid into the Certificate Account.

     Subject to the following sentence, on or prior to the business day before each Distribution Date (the related "Remittance Date"), the Servicer will remit the Remittance Amount and the amount of all required P&I Advances to the Trustee for deposit into the Distribution Account. If, however, the Certificate Account is maintained at the Trustee, the Trustee may withdraw the Remittance Amount (and any portion of the P&I Advance to be covered by investment earnings on the Certificate Account) from the Certificate Account on the applicable Distribution Date and deposit it into the Distribution Account. In such event, the Servicer will remit the portion, if any, of the required P&I Advance that is not to be covered by investment earnings on the Certificate Account to the Trustee on the related Remittance Date for deposit into the Distribution Account. The Distribution Account shall be an Eligible Account established and maintained by the Trustee.

     The Trustee or its Paying Agent will withdraw funds from the Distribution Account (but only to the extent of the related Available Distribution) to make distributions to Certificateholders as specified under " -- Distributions -- Priority of Distributions" below.

     From time to time, as provided in the Agreement, the Servicer will also withdraw funds from the Certificate Account for other purposes as permitted by the Agreement.

DISTRIBUTIONS

     The "Available Distribution" for a Distribution Date will include (1)(a) Monthly Payments of principal and interest due on the Assets during the related Collection Period, regardless of whether such payments were actually collected from the Obligors or advanced by the Servicer and (b) unscheduled payments received with respect to the Assets during the related Prepayment Period, including Principal Prepayments, proceeds of repurchases, Net Liquidation Proceeds and net Insurance Proceeds, less (2)(a) if Oakwood is not the Servicer, Servicing Fees for the related Collection Period, (b) amounts required to reimburse the Servicer for previously unreimbursed Advances in accordance with the Agreement, (c) amounts required to reimburse the Company or the Servicer for certain reimbursable expenses in accordance with the Agreement and (d) amounts required to reimburse any party for an overpayment of a Repurchase Price for an Asset.

     Distributions will be made on each Distribution Date to holders of record on the preceding Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose. Distributions on a Class of Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

     INTEREST

     On each Distribution Date, holders of each Class of Senior Certificates will be entitled to receive, to the extent of the Available Distribution as described below (1) interest accrued on such Class during the related Interest Accrual Period at the then-applicable Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to that Distribution Date (the "Interest Distribution Amount" for such Class), plus (2) any amounts distributable as Interest Distribution Amounts on such Class on any previous Distribution Date but not previously distributed, plus interest on any such amount at the Pass-Through Rate in effect for such Class from the end of the Interest Accrual Period relating to the Distribution Date on which such amount first became due through the end of the Interest Accrual Period for the current Distribution Date, to the extent not previously distributed (in the aggregate, the "Carryover Interest Amount" for such Class and Distribution Date). On each Distribution Date, holders of the Offered Subordinated Certificates will be entitled to receive, to the extent of the Available Distribution and on a subordinated basis as described below under " -- Priority of Distributions" (and, in the case of the Class M and Class B-1 Certificates, to the extent of any Class M Liquidity Account Draw Amount or Class B-1 Liquidity Account Draw Amount, respectively, (a) interest accrued on such Class during the related Interest Accrual Period at the then-applicable Pass-Through Rate on the Adjusted Certificate Principal Balance of such Class immediately prior to that Distribution Date (the "Interest Distribution Amount" for such Class), plus (b) any amounts distributable as interest on such Class on any previous Distribution Date but not previously distributed, plus interest on any such amount at the Pass-Through Rate in effect for such Class from the Distribution Date on which such amount first became due through the end of the related Interest Accrual Period (in the aggregate, the "Carryover Interest Amount" for such Class and Distribution Date). Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. Interest on the Offered Certificates (other than the Class A-1 Certificates) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions of interest on the Certificates (other than the Class A-1 Certificates) will include interest accrued through the last day of the month preceding the month in which the applicable Distribution Date occurs.

     The Pass-Through Rate for the Class A-1 Certificates for any Distribution Date will be the per annum rate equal to the lesser of One-Month LIBOR (as defined below), as determined on the second London Banking Day prior to the commencement of the related Interest Accrual Period (each, a "Floating Rate
Determination Date") plus    % or the Weighted Average Net Asset Rate. For any
Distribution Date, the Pass-Through Rates for the other Classes of Senior
Certificates will be    % per annum, in the case of the Class A-2 Certificates,
   % per annum, in the case of the Class A-3 Certificates,    % per annum in the
case of the Class A-4 Certificates and    % per annum, in the case of the Class
A-5 Certificates. The Pass-Through Rate for the Class M Certificates will equal
the lesser of    % per annum or the Weighted Average Net Asset Rate and the
Pass-Through Rate for the Class B-1 Certificates will equal the lesser of    %
per annum or the Weighted Average Net Asset Rate. The "Weighted Average Net Asset Rate" for a Distribution Date is equal to (i) the weighted average of the Asset Rates applicable to the scheduled Monthly Payments that were due in the related Collection Period on outstanding Assets less (ii) the Servicing Fee Rate. The initial Interest Accrual Period for the Class A-1 Certificates commences on the Closing Date and ends on July 14, 1997.

     In addition, on each Distribution Date, to the extent of the Available Distribution and on a subordinated basis as described below under " -- Priority of Distributions" (and, in the case of the Class M and Class B-1 Certificates, to the extent of any Class M Liquidity Account Draw Amount and Class B-1 Liquidity Account Draw Amount, respectively, the holders of Class M and Class B-1, respectively, will be entitled to receive interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on any related Writedown Amount (the "Writedown Interest Amount" for such Class and Distribution Date), plus any Writedown Interest Amounts distributable on such Class on previous Distribution Dates but not previously distributed (the "Carryover Writedown Interest Amount" for such Class and Distribution Date).

     FLOATING RATE DETERMINATION

     On each Floating Rate Determination Date, the Servicer will determine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ("One-Month LIBOR") for the succeeding Interest Accrual Period on the basis of the Reference Banks' offered LIBOR quotations provided to the Servicer as of 11:00 a.m. (London time) on such Floating Rate Determination Date. As used herein with respect to a Floating Rate Determination Date, "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page on the Floating Rate Determination Date in question and (iii) which have been designated as such by the Servicer and are able and willing to provide such quotations to the Servicer on each Floating Rate Determination Date; and "Bloomberg Screen US0001M Index Page" means the display designated as page "US0001M" on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Servicer may, in its sole discretion, designate an alternative Reference Bank.

     On each Floating Rate Determination Date, One-Month LIBOR for the next succeeding Interest Accrual Period will be established by the Servicer as follows:

          (i) If, on any Floating Rate Determination Date, two or more of the Reference Banks provide such offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR for the next applicable Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean, if necessary, to the nearest five decimal places).

          (ii) If, on any Floating Rate Determination Date, only one or none of the Reference Banks provides such offered quotations, One-Month LIBOR for the next applicable Interest Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Floating Rate Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Servicer determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Servicer are quoting, on the relevant Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Servicer can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Servicer are quoting on such Floating Rate Determination Date to leading European banks.

          (iii) If, on any Floating Rate Determination Date, the Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, One-Month LIBOR for the next applicable Interest Accrual Period will be One-Month LIBOR as determined on the previous Floating Rate Determination Date.

     Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period for two consecutive Floating Rate Determination Dates. If, under the priorities described above, One-Month LIBOR for an Interest Accrual Period would be based on One-Month LIBOR for the previous Floating Rate Determination Date for the second consecutive Floating Rate Determination Date, the Servicer shall select an alternative index (over which the Servicer has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     The establishment of One-Month LIBOR (or an alternative index) by the Servicer and the Servicer's subsequent calculation of the Pass-Through Rate on the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

     Listed below are some monthly averages of One-Month LIBOR beginning in 1990, as published by BLOOMBERG. The following does not purport to be a prediction of the performance of One-Month LIBOR in the future.

MONTH                                           1997        1996         1995      1994      1993      1992      1991      1990
January......................................   5.44%          5.44%     6.09%     3.13%     3.19%     4.19%     7.06%     8.25%
February.....................................     --           5.31      6.13      3.56      3.19      4.25      7.00      8.38
March........................................     --           5.44      6.13      3.69      3.19      4.25      6.38      8.38
April........................................     --           5.44      6.06      4.00      3.13      3.94      6.00      8.50
May..........................................     --           5.43      6.06      4.38      3.25      4.00      6.00      8.25
June.........................................                  5.47      6.13      4.56      3.19      3.94      6.13      8.38
July.........................................                  5.46      5.88      4.50      3.19      3.38      5.94      8.00
August.......................................                  5.44      5.88      4.88      3.19      3.50      5.69      8.06
September....................................                  5.43      5.88      5.06      3.19      3.13      5.44      8.25
October......................................                  5.38      5.83      5.06      3.19      3.25      5.19      8.00
November.....................................                  5.56      5.98      6.06      3.56      4.25      4.75      8.75
December.....................................                  5.50      5.69      6.00      3.25      3.31      4.69      7.69

     Because each of the above rates represents a weighted average over a monthly period rather than One-Month LIBOR on any particular day of the month, One-Month LIBOR on any date may have been different from that set out above for each period set forth above.

     PRINCIPAL

     The "Principal Distribution Amount" for any Distribution Date will equal the sum of the following amounts: (1) the sum of the principal components of all Monthly Payments scheduled to be made on the Due Date occurring during the related Collection Period on the Assets that were outstanding at the opening of business on such Due Date (regardless of whether such Monthly Payments were received by the Servicer from the related Obligors), not including any Monthly Payments due on Liquidated Loans or repurchased Assets; (2) the sum of the amounts of all Principal Prepayments received by the Servicer on the Assets during the related Prepayment Period; (3) with respect to any Asset that became a Liquidated Loan during the related Prepayment Period, the Scheduled Principal Balance thereof on the date of liquidation thereof (determined without giving effect to such liquidation); and (4) with respect to any Asset that was purchased or repurchased by the Servicer, Oakwood or the Company pursuant to the Agreement during the related Prepayment Period, the Scheduled Principal Balance thereof on the date of purchase or repurchase thereof (determined without giving effect to such purchase or repurchase). The "Principal Distribution Shortfall Carryover Amount" for any Distribution Date will be, with respect to each Class of Certificates, an amount equal to all Principal Distribution Amounts distributable on such Class from previous Distribution Dates that have not yet been distributed on such Class of Certificates.

     The "Certificate Principal Balance" of each Class of Certificates is its original aggregate principal amount reduced by all distributions on such Class in reduction of its Certificate Principal Balance. The Class A Principal Balance is the sum of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5. The Class M Principal Balance is Certificate Principal Balance of the Class M Certificates. The Class B Principal Balance is the sum of the Certificate Principal Balances of the Class B-1 and Class B-2 Certificates. The "Class A/M Percentage" for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance, each immediately prior to such Distribution Date; PROVIDED, HOWEVER, that if (z) the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class B Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance, each immediately prior to such Distribution Date, is greater than (y) the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class B Principal Balance immediately prior to such Distribution Date less the Class B-2 Floor Amount, for such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, then the Class A/M Percentage for such Distribution Date shall equal the lesser of (x) the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance immediately prior to such Distribution Date and the denominator of which is the Principal Distribution Amount for such Distribution Date, and (w) 100% less the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the

Class B Principal Balance immediately prior to such Distribution Date less the Class B-2 Floor Amount, for such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. The "Class B Percentage" will be 100% less the Class A/M Percentage.

     On each Distribution Date, the "Adjusted Certificate Principal Balance" of each Class of Offered Subordinated Certificates is its Certificate Principal Balance reduced by all Writedown Amounts allocated to such Class.

     PRIORITY OF DISTRIBUTIONS

     On each Distribution Date the Available Distribution will be distributed in the following amounts and in the following order of priority:

     (1) first, concurrently, to each Class of Senior Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date, with the Available Distribution being allocated among such Classes pro rata based on their respective Interest Distribution Amounts, and (b) second, the related Carryover Interest Amount, if any, for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts, in each case with the Available Distribution being allocated among the Classes of Senior Certificates pro rata based on their respective Carryover Interest Amounts;

     (2) second, to the Class M Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date, and (b) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts;

     (3) third, to Class B-1 Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date, and (b) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts;

     (4) fourth, to the Class B-2 Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date, and (b) second, any related Carryover Interest Amount for such Distribution Date, allocated first to pay all interest accrued and unpaid on overdue Interest Distribution Amounts and then to pay such overdue Interest Distribution Amounts;

     (5) fifth, concurrently, to each Class of Senior Certificates, the related Principal Distribution Shortfall Carryover Amount for the Senior Certificates, if any, for such Distribution Date, allocated among the Senior Certificates pro rata based on their respective Certificate Principal Balances;

     (6) sixth, to the Senior Certificates, (a) if the Class B Cross-over Date has not yet occurred or if the Class B Principal Distribution Tests are not met for such Distribution Date, the Principal Distribution Amount, or (b) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class A/M Percentage of the Principal Distribution Amount, in either case allocated in the following sequential order:

          (i) first, to the Class A-1 Certificates in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

          (ii) second, to the Class A-2 Certificates in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

          (iii) third, to the Class A-3 Certificates in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

          (iv) fourth, to the Class A-4 Certificates in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero; and

          (v) fifth, to the Class A-5 Certificates in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

PROVIDED, HOWEVER, that on any Distribution Date on which the Pool Scheduled Principal Balance is less than the aggregate Certificate Principal Balance of the Senior Certificates, immediately prior to such Distribution Date, the Principal Distribution Amount or applicable percentage thereof will be allocated among the Senior Certificates pro rata based upon their respective Certificate Principal Balances;

     (7) seventh, to the Class M Certificates, (a) first, any related Writedown Interest Amount for such Distribution Date, and (b) second, any related Carryover Writedown Interest Amount for such Distribution Date;

     (8) eighth, to the Class M Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class M Certificates, if any, for such Distribution Date;

     (9) ninth, to the Class M Certificates, (a) if the Class B Cross-over Date has not yet occurred or if the Class B Principal Distribution Tests are not met for such Distribution Date, the Principal Distribution Amount, or (b) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class A/M Percentage of the Principal Distribution Amount (in the case of (a) or (b), less the portion thereof, if any, allocated pursuant to clause (6) above on such Distribution
Date);

     (10) tenth, to the Class B-1 Certificates, (a) first, any related Writedown Interest Amount for such Distribution Date, and (b) second, any related Carryover Writedown Interest Amount for such Distribution Date;

     (11) eleventh, to the Class B-1 Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class B-1 Certificates, if any, for such Distribution Date;

     (12) twelfth, to the Class B-1 Certificates, the percentage equivalent of the fraction (which shall not be greater than 1), the numerator of which is the Class B-1 Principal Balance and the denominator of which is the Class B Principal Balance of (a) if the Class B Cross-over Date has occurred and the Class B Principal Distribution Tests are met for such Distribution Date, the Class B Percentage of the Principal Distribution Amount; or (b) if the Class M Certificate Principal Balance has been or is reduced to zero on or before such Distribution Date, the entire Principal Distribution Amount (in the case of (a) or (b), less the portion thereof, if any, allocated pursuant to clauses (6) or
(9) above on such Distribution.

     (13) thirteenth, to the Class B-2 Certificates, (a) first, any related Writedown Interest Amount for such Distribution Date, and (b) second, any related Carryover Writedown Interest Amount for such Distribution Date;

     (14) fourteenth, to the Class B-2 Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class B-2 Certificates, if any, for such Distribution Date;

     (15) fifteenth, to the Class B-2 Certificates, the remaining Principal Distribution Amount, if any, after all principal allocations pursuant to clauses
(6), (9) and (12) above have been made on such Distribution Date; PROVIDED HOWEVER, if the Class M Certificate Principal Balance has not been reduced to zero on or prior to such Distribution Date, then amounts distributable pursuant to this clause (15) shall be allocated first to the Class B-1 Certificates and then to the Class M Certificates to the extent that allocation of such amounts to the Class B-2 Certificates would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount;

     (16) sixteenth, to the Class M Liquidity Account, the Class B-1 Liquidity Account and Class B-2 Liquidity Account in the following sequential order:

          (i) to the Class M Liquidity Account until the amount on deposit therein equals the Class M Liquidity Account Required Amount;

          (ii) to the Class B-1 Liquidity Account until the amount on deposit therein equals the Class B-1 Liquidity Account Required Amount; and

          (iii) to the Class B-2 Liquidity Account until the amount on deposit therein equals the Class B-2 Liquidity Account Required Amount,

     (17) seventeenth, if Oakwood is the Servicer, to the Servicer in the following sequential order:

          (i) the Servicing Fee with respect to such Distribution Date; and

          (ii) any Servicing Fees from previous Distribution Dates remaining unpaid;

     (18) eighteenth, to the Class X Certificates, in the following sequential order;

          (i) the current Class X Strip Amount; and

          (ii) any Class X Strip Amounts from previous Distribution Dates remaining unpaid; and

     (19) finally, any remainder to the Class R Certificates.

     In the event that the Available Distribution is insufficient to permit a full distribution on the Class M Certificates of the amounts specified in clauses (2) and (7) above, the holders of the Class M Certificates will be entitled to receive such amounts from funds on deposit in the Class M Liquidity Account, to the extent of such funds. See
" -- Liquidity Accounts" below.

     In the event that the Available Distribution is insufficient to permit a full distribution on the Class B-1 Certificates of the amounts specified in clauses (3) and (10) above, the holders of the Class B-1 Certificates will be entitled to receive such amounts from funds on deposit in the Class B-1 Liquidity Account, to the extent of such funds. See " -- Liquidity Accounts" below.

     The "Class B Cross-over Date" will be the later to occur of (1) the Distribution Date occurring in January 2002 or (2) the first Distribution Date on which the Class B Percentage equals or exceeds 1.75 times the initial Class B Percentage.

     The "Class B Principal Distribution Tests" are met in respect of a Distribution Date if the following conditions are satisfied: (1) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed 5.0%; (2) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed 7.0%; (3) the Cumulative Realized Losses (as defined in the Agreement) as of such Distribution Date do not exceed a certain specified percentage of the original Pool Scheduled Principal Balance, depending on the year in which such Distribution Date occurs; and (4) the Current Realized Loss Ratio (as defined in the Agreement) as of such Distribution Date does not exceed 2.75%. The Average Sixty-Day Delinquency Ratio and the Average Thirty-Day Delinquency Ratio are, in general, the ratios of the average of the aggregate principal balances of Assets delinquent 60 days or more and 30 days or more, respectively, for the preceding three Collection Periods to the average Pool Scheduled Principal Balance for such periods. Cumulative Realized Losses are, in general, the aggregate Realized Losses incurred in respect of Liquidated Loans since the Cut-off Date. The Current Realized Loss Ratio is, in general, the ratio of the aggregate Realized Losses incurred on Liquidated Loans for the periods specified in the Agreement to an average Pool Scheduled Principal Balance specified in the Agreement.

     With respect to any Distribution Date the "Class B-2 Floor Amount" will
mean (a)    % of the aggregate principal balance of the Assets as of the Cut-off
Date, if the Class M Certificate Principal Balance has not been reduced to zero immediately prior to such Distribution Date, and (b) zero, if the Class M Certificate Principal Balance has been reduced to zero immediately prior to such Distribution Date.

ALLOCATION OF WRITEDOWN AMOUNTS

     The "Writedown Amount" for any Distribution Date will be the amount, if any, by which the aggregate Certificate Principal Balance of all Certificates exceeds the Pool Scheduled Principal Balance of the Assets for the immediately preceding Distribution Date after taking into account all distributions to be made on such Distribution Date. The Writedown Amount will be allocated among the Classes of Offered Subordinated Certificates in the following order of priority:

     (1) first, to the Class B-2 Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until it has been reduced to zero;

     (2) second, to the Class B-1 Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until is has been reduced to zero; and

     (3) third, to the Class M Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until it has been reduced to zero.

RESERVE FUNDS OR LIQUIDITY ACCOUNTS

     On the Closing Date, liquidity accounts will be established as part of the Trust Estate, including; (i) a liquidity account for the exclusive benefit of the Class M Certificateholders (the "Class M Liquidity Account") and (ii) a liquidity account for the exclusive benefit of the Class B-1 Certificateholders (the "Class B-1 Liquidity Account"). The Class M Liquidity Account will be funded by the portion of the Available Distribution remaining on any Distribution Date after the distribution of all amounts described in clauses (1) through (16)(i) above under " -- Distributions -- Priority of Distributions" for such Distribution Date until the amount on deposit in the Class M Liquidity Account equals three months of interest at the Class M Pass-Through Rate on the Class M Certificate Adjusted Principal Balance after giving effect to principal distributions on such Distribution Date (the "Class M Liquidity Account Required Amount"). On each Distribution Date a withdrawal will be made from the Class M Liquidity Account, if necessary, in the amount (the "Class M Liquidity Account Draw Amount") equal to the lesser of (1) the amount then on deposit in the Class M Liquidity Account and (2) the sum of Interest Distribution

Amounts, Carryover Interest Amounts, Writedown Interest Amounts and Carryover Writedown Interest Amounts distributable on the Class M Certificates that will not be distributed out of the Available Distribution for such Distribution Date. A Class M Liquidity Account Draw Amount will be applied in accordance with clauses (2) and (7) (in that order) under " -- Distributions -- Priority of Distributions" above.

     If, on any Distribution Date, after the disbursement of the Class M Liquidity Account Draw Amount, if any, the amount on deposit in the Class M Liquidity Account exceeds the Class M Liquidity Account Required Amount, the amount of such excess shall be distributed first, to the Class B-1 Liquidity Account until the amount on deposit therein equals the Class B-1 Liquidity Account Required Amount, second, to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts and then to the holders of the Class R Certificates. In addition, on the final Distribution Date, after giving effect to any distributions to be made on the Certificates on such date, the amount, if any, on deposit in the Class M Liquidity Account will be distributed to reduce to zero the Certificate Principal Balance of the Class M, Class B-1 and Class B-2 Certificates, in that order. Further, any amounts remaining on deposit in the Class M Liquidity Account on the final Distribution Date after distribution of any amount withdrawn pursuant to the preceding sentence shall be distributed first, to the holders of the Class X Certificates in reduction of unpaid Class X Strip Amounts and then to the holders of the Class R Certificates, whereupon the Class M Liquidity Account shall terminate.

     The Class B-1 Liquidity Account will be funded by the portion of the Available Distribution remaining on any Distribution Date after the distribution of all amounts described in clauses (1) through (16)(ii) above under " -- Distributions -- Priority of Distributions" for such Distribution Date until the amount on deposit in the Class B-1 Liquidity Account equals three months of interest at the Class B-1 Pass-Through Rate on the Class B-1 Adjusted Certificate Principal Balance after giving effect to principal distributions on such Distribution Date (the "Class B-1 Liquidity Account Required Amount"). On each Distribution Date a withdrawal will be made from the Class B-1 Liquidity Account, if necessary, in the amount (the "Class B-1 Liquidity Account Draw Amount") equal to the lesser of (1) the amount then on deposit in the Class B-1 Liquidity Account and (2) the sum of Interest Distribution Amounts, Carryover Interest Amounts, Writedown Interest Amounts and Carryover Writedown Interest Amounts distributable on the Class B-1 Certificates that will not be distributed out of the Available Distribution on such Distribution Date. A Class B-1 Liquidity Account Draw Amount will be applied in accordance with clauses (3) and
(10) (in that order) under " -- Distributions -- Priority of Distributions" above.

     If, on any Distribution Date, other than the final Class B-1 Distribution Date, after the disbursement of the Class B-1 Liquidity Account Draw Amount, if any, the amount on deposit in the Class B-1 Liquidity Account exceeds the related Class B-1 Liquidity Account Required Amount, the amount of such excess shall be distributed first, to the holders of the Class X Certificates in reduction of any unpaid Class X Strip Amounts and then to the holders of the Class R Certificates, as provided in the Pooling and Servicing Agreement. In addition, on the final Class B-1 Distribution Date, after giving effect to all distributions to be made on the Class B-1 Certificates on such date (including the distribution of the Class B-1 Liquidity Account Draw Amount, if any), the amount, if any, on deposit in the Class B-1 Liquidity Account will be distributed to reduce to zero the Certificate Principal Balance of the Class B-1 and Class B-2 Certificates, in that order. Further, any amounts remaining on deposit in the Class B-1 Liquidity Account on the final Distribution Date after distribution of any amount withdrawn pursuant to the preceding sentence shall be distributed first, to the holders of the Class X Certificates in reduction of unpaid Class X Strip Amounts and then to the holders of the Class R Certificates, as provided in the Pooling and Servicing Agreement, whereupon the Class B-1 Liquidity Account shall terminate.

     Funds in the Class M and Class B-1 Liquidity Accounts will be invested in Eligible Investments as directed by the holders of the Class R Certificates. All Eligible Investments on deposits in the Class M and Class B-1 Liquidity Accounts must mature or be redeemable no later than the business day preceding each Distribution Date. In directing the investment of the Class M and Class B-1 Liquidity Accounts, the holders of the Class R Certificates shall be under no obligation to maximize the investment return on amounts on deposit therein. No assurance can be given as to the rate of return, if any, on such investments.

SUBORDINATION OF THE SUBORDINATED CERTIFICATES

     The primary credit support for the Senior Certificates is the subordination of the Subordinated Certificates, effected by the allocation of Writedown Amounts as described herein and by the preferential application of the Available Distribution to the Senior Certificates relative to the Subordinated Certificates to the extent described herein. The primary credit support for the Class M Certificates is the subordination of the Class B, Class X and Class R Certificates, effected by the allocation of Writedown Amounts as described herein and by the preferential allocation of the Available Distribution to the Class M Certificates relative to the Class B, Class X and Class R Certificates to the extent described herein. The primary credit support for the Class B-1 Certificates is the subordination of the Class B-2, Class X and Class R Certificates, effected by the allocation of Writedown Amounts as described herein and by the preferential allocation of the Available Distribution to the Class B-1 Certificates relative to the Class B-2, Class X and Class R Certificates to the extent described herein. See " --
Distributions -- Priority of Distributions" above.

REALIZED LOSSES ON LIQUIDATED LOANS

     The Principal Distribution Amount for any Distribution Date is intended to include the Scheduled Principal Balance of each Asset that became a Liquidated Loan during the related Prepayment Period. A Realized Loss will be incurred on a Liquidated Loan in the amount, if any, by which the Net Liquidation Proceeds from such Liquidated Loan are less than the Unpaid Principal Balance of such Liquidated Loan, plus accrued and unpaid interest thereon, plus amounts reimbursable to the Servicer for previously unreimbursed Servicing Advances. To the extent that the amount of the Realized Loss is not covered by interest collected on the nondefaulted Assets in excess of certain Interest Distribution Amounts and Carryover Interest Amounts required to be distributed on the Class A, Class M and Class B Certificates and any portion of such interest required to be paid to a Servicer other than Oakwood as servicing compensation ("Excess Interest") or from amounts on deposit in the Reserve Fund, the amount of such Realized Loss will be allocated to the Subordinated Certificates as a Writedown Amount in reduction of their Adjusted Certificate Principal Balances, as described under " -- Allocation of Writedown Amounts" above.

                                   THE TRUST

GENERAL

     The Certificates will be issued pursuant to the Agreement. The summary of the provisions of the Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Agreement. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Offered Certificates. See "The Pooling and Servicing Agreements" in the Prospectus. A copy of the Standard Terms to Pooling and Servicing Agreement (March 1997 Edition) has been filed with the Securities and Exchange Commission (the "SEC") as an exhibit to the Company's Registration Statement on Form S-3 of which the Prospectus is a part. A copy of the Pooling and Servicing Agreement relating to the Certificates, in the form in which it was executed by the Company, the Servicer and the Trustee (without exhibits), will be filed with the SEC in a Current Report on Form 8-K within 15 days after the Closing Date.

     The Trust created pursuant to the Agreement will consist of (1) the Assets, including all rights to receive payments due on the Assets after the Cut-off Date; (2) such assets as from time to time are identified as deposited in any account held for the benefit of Certificateholders (including the Certificate Account and the Distribution Account); (3) any Manufactured Home, Real Property or Mortgaged Property acquired on behalf of Certificateholders by repossession, foreclosure or by deed in lieu of foreclosure; (4) the rights of the Trustee to receive the proceeds of any Standard Hazard Insurance Policies maintained with respect to the Manufactured Homes and Mortgaged Properties in accordance with the Agreement and of any FHA insurance maintained with respect to the Assets;
(5) the Class M Liquidity Account and the Class B-1 Liquidity Account; and (6) certain rights of the Company relating to the enforcement of representations and warranties made by DFC relating to the Assets.

THE TRUSTEE

     The Trustee is PNC Bank, National Association. Any notices to the Trustee relating to the Certificates or the Agreement should be sent to PNC Bank, National Association, Corporate Trust Department, 1600 Market Street, 30th Floor, Philadelphia, Pennsylvania 19103.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Company will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     The Agreement requires the Trustee to maintain, at its own expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the Certificate Registrar in respect of the Certificates pursuant to the Agreement may be served.

OPTIONAL AND MANDATORY TERMINATION

     Either the Servicer or the holders of a majority in interest of the Class R Certificates (the "Residual Majority"), at their respective options and subject to the limitations imposed by the Agreement, may terminate the Trust by purchasing all Assets, REO Properties and Repo Properties remaining in the Trust on any Distribution Date occurring on or after the Distribution Date on which the sum of the Certificate Balance of the Certificates is less than 10% of the sum of the original Certificate Principal Balance of the Certificates. The Trust also may be terminated (and the Certificates retired) on any Distribution Date upon the Servicer's determination, based on an opinion of counsel, that the REMIC status of either the Pooling REMIC or the Issuing REMIC described herein under "Summary of Terms -- Federal Income Tax Consequences" has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. See "Description of the Certificates -- Optional Redemption or Termination" in the Prospectus.

     If neither the Servicer nor the Residual Majority exercises its optional termination right within 90 days after it first becomes eligible to do so, the Trustee shall solicit bids for the purchase of all Assets, REO Properties and Repo Properties remaining in the Trust. The Trustee shall sell such Assets, REO Properties and Repo Properties only if the net proceeds to the Trust from such sale would at least equal the Termination Price, and the net proceeds from such sale will be distributed first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the Assets and second to the Certificateholders and the Servicer in accordance with the distribution priorities set forth under "Description of the Offered
Certificateholders -- Distributions -- Priority of Distributions" herein. If the net proceeds from such sale would not at least equal the Termination Price, the Trustee shall decline to sell the Assets, REO Properties and Repo Properties and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Assets, REO Properties and Repo Properties.

     The "Termination Price" will equal the greater of (a) sum of (1) any Liquidation Expenses incurred by the Servicer in respect of any Asset that has not yet been liquidated; (2) all amounts required to be reimbursed or paid to the Servicer in respect of previously unreimbursed Servicing Advances; and (3) the sum of (i) the aggregate Unpaid Principal Balance of the Assets, plus accrued and unpaid interest thereon at the Asset Rates borne by such Assets through the end of the month preceding the month of the terminating purchase, plus (ii) the lesser of (A) the aggregate Unpaid Principal Balance of each Asset that had been secured by any REO Property or Repo Property remaining in the Trust, plus accrued interest thereon at the Asset Rates borne by such Assets through the end of the month preceding the month of the terminating purchase, and (B) the current appraised value of any such REO Property or Repo Property (net of Liquidation Expenses to be incurred in connection with the disposition of such property estimated in good faith by the Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, plus all previously unreimbursed P&I Advances made in respect of such REO Property or Repo Property, and (b) the aggregate fair market value of the assets of the Trust (as determined by the Servicer as described in the Agreement) plus all previously unreimbursed P&I Advances made with respect to the Assets. The fair market value of the assets of the Trust as determined for purposes of a terminating purchase shall be deemed to include accrued interest at the applicable Asset Rate on the Unpaid Principal Balance of each Asset (including any Asset that has become a REO Property or a Repo Property, which REO Property or Repo Property has not yet been disposed of by the Servicer) through the end of the month preceding the month of the terminating purchase. The basis for any such valuation shall be furnished by the Servicer to the Certificateholders upon request. See "Description of the Certificates -- Optional Redemption or Termination" in the Prospectus.

     On the date of any termination of the Trust, the Termination Price shall be distributed (1) first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by and not previously reimbursed to the Servicer with respect to the Assets and (2) second to the Certificateholders in accordance with the distribution priorities set forth under " -- Distributions -- Priority of Distributions" above. The Termination Price shall be deemed to be a Principal Prepayment in full, together with related interest, received during the related Prepayment Period for purposes of determining the allocation of such distributions. Upon the termination of the Trust and payment of all amounts due on the Certificates and all administrative expenses associated with the Trust, any remaining assets of the REMICs shall be sold and the proceeds distributed pro rata to the holders of the Class R Certificates. See "Description of the Certificates -- Optional Redemption or Termination" in the Prospectus.

TERMINATION OF THE AGREEMENT

     The Agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date following the later of (1) the purchase by the Servicer or the Residual Majority of all Assets and all property acquired in respect of any Asset remaining in the Trust Estate, as described under " -- Optional and Mandatory Termination" above or

(2) the final payment or other liquidation (or any advance with respect thereto) of the last Asset remaining in the Trust Estate or the disposition of all property acquired upon repossession of any Manufactured Home or foreclosure on any Mortgaged Property.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, to the extent of available funds, to the Certificateholders on the final Distribution Date the amounts due them in accordance with the Agreement. The amount remaining on deposit in the Certificate Account (other than amounts retained to meet claims), after all required distributions have been made to the Class A, Class M, Class B and Class X Certificateholders, or to the Termination Account, will be paid to the Class R Certificateholders pro rata (based upon such holders' respective Percentage Interests).

VOTING RIGHTS

     The voting rights of the Trust will be allocated 0.5% to the Class R Certificates, 0.5% to the Class X Certificates and 99% to the other Certificates in proportion to their respective Certificate Principal Balances. For a description of the limited matters on which the Certificateholders may vote, see "The Pooling and Servicing Agreements" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

     The Trustee will furnish the Certificateholders with monthly statements prepared by the Servicer (each, a "Remittance Report") containing information with respect to principal and interest distributions on the Certificates and Realized Losses on the Assets. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by the Servicer evidencing the status of its compliance with the provisions of an Agreement will be furnished to related Certificateholders upon request addressed to the Trustee.

     A Remittance Report for a Distribution Date will identify the following items:

     (1) the Available Distribution for such Distribution Date;

     (2) the Interest Distribution Amount and the Carryover Interest Amount, as well as any Writedown Interest Amount and any Carryover Writedown Interest Amount, for each Class of the Certificates for such Distribution Date, and the amount of interest of each such category to be distributed on each such Class based upon the Available Distribution for such Distribution Date;

     (3) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class, separately identifying any portion of such amount attributable to prepayments, and the aggregate Principal Distribution Shortfall Carryover Amount for each Class of the Certificates for such Distribution Date, and the amount to be distributed to reduce the Principal Distribution Shortfall Carryover Amount on each such Class based upon the Available Distribution for such Distribution Date;

     (4) the aggregate amount of P&I Advances required to be made by the Servicer with respect to such Distribution Date;

     (5) the amount of any Realized Losses incurred on the Assets during the related Prepayment Period and in the aggregate since the Cut-off Date and the amount of any Writedown Amount to be allocated to any Class of the Offered Subordinated Certificates;

     (6)(a) the Class M Liquidity Account Required Amount, the Class B-1 Liquidity Account Required Amount and the Class B-2 Liquidity Account Required Amount both immediately before and after the Distribution Date, (b) the amount of any Class M Liquidity Account Draw Amount, Class B-1 Liquidity Account Draw Amount and Class B-2 Liquidity Account Draw Amount for such Distribution Date,
(c) the amount to be deposited into the Class M Liquidity Account, the Class B-1 Liquidity Account and the Class B-2 Liquidity Account pursuant to clause (16) under "Description of the Offered Certificates -- Distributions -- Priority of Distributions" herein, and (d) the amount on deposit in the Class M Liquidity Account, the Class B-1 Liquidity Account and the Class B-2 Liquidity Account both immediately before and immediately after the Distribution Date;

     (7) the Certificate Principal Balance of each Class of the Certificates and the Adjusted Certificate Principal Balance of each Class of the Offered Subordinated Certificates after giving effect to the distributions to be made (and any Writedown Amounts to be allocated) on such Distribution Date;

     (8) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date;

     (9) the aggregate Writedown Interest Amount remaining unpaid, if any, and the aggregate Carryover Writedown Interest Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date;

     (10) the aggregate Principal Distribution Shortfall Carryover Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date;

     (11) the amount of the aggregate Servicing Fee in respect of such Distribution Date;

     (12) the aggregate number and the aggregate of the Unpaid Principal Balances of outstanding Assets that are (a) delinquent one month (I.E., 30 to 59 days) as of the end of the related Prepayment Period, (b) delinquent two months (I.E., 60 to 89 days) as of the end of the related Prepayment Period, (c) delinquent three months (I.E., 90 days or longer) as of the end of the related Prepayment Period and (d) as to which repossession, foreclosure or other comparable proceedings have been commenced as of the end of the related Prepayment Period; and

     (13) any other information required to be provided to Certificateholders by the REMIC Provisions.

In the case of information furnished pursuant to clauses (2) and (3) above, the amounts shall be expressed, with respect to any Certificate, as a dollar amount per $1,000 denomination.

                            SERVICING OF THE ASSETS

THE SERVICER

     Oakwood Acceptance Corporation (the "Servicer" or "Oakwood") was incorporated in 1984 in the state of North Carolina as a wholly-owned subsidiary of Oakwood Homes Corporation ("Oakwood Homes"). Oakwood is primarily engaged in the business of underwriting, originating, pooling, selling and servicing installment sales contracts for sales of manufactured housing units. Oakwood's principal offices are located at 7800 McCloud Road, Greensboro, North Carolina 27409-9634 (telephone 910/664-2500).

     Oakwood Homes is a vertically-integrated manufacturer and retailer of manufactured homes. Homes manufactured by Oakwood Homes are sold primarily at retail through its approximately 268 (as of March 31, 1997) sales centers located in 27 states. Oakwood Homes also sells manufactured homes purchased from other manufacturers at certain of its sales centers.

     Oakwood underwrites and funds the origination of manufactured housing contracts and residential mortgage loans on an individual basis from its principal office and from additional loan origination offices in Austin, Texas and Mesa, Arizona. Contracts for the financing of sales of manufactured homes at Oakwood's sales centers as well as mortgage loans are typically originated in the name of Oakwood Mobile Homes, Inc., a wholly-owned retailing subsidiary of Oakwood Homes ("OMH"), or in the name of a third party manufactured housing dealer, in either case using funds provided by Oakwood, and are assigned to Oakwood following origination, although some assets are originated directly in Oakwood's name. Oakwood underwrites all such assets. From time to time, Oakwood purchases seasoned portfolios of manufactured housing contracts from third parties.

     Since its formation, Oakwood has become the most important source of financing for purchasers of homes sold by Oakwood Homes. In fiscal 1993, 1994, 1995 and 1996 Oakwood financed approximately $212 million, $344 million, $487
million and $721 million of loans representing    %,    %,    %, and    % of
Oakwood's financed sales.

SERVICING PORTFOLIO

     Oakwood services all of the manufactured housing contracts it originates or purchases (except for certain contract portfolios which it sells on a servicing-released basis), collecting loan payments, insurance premiums and other payments from borrowers and remitting principal and interest payments to the holders of the contracts. The following table shows the composition of Oakwood's servicing portfolio of manufactured housing contracts and residential mortgage loans on the dates indicated.

                           ASSET SERVICING PORTFOLIO

                                                         AT SEPTEMBER 30,                                 MARCH 31,
                                     1992        1993        1994         1995          1996          1996          1997
                                                      (DOLLARS IN THOUSANDS)
Total Number of Serviced Assets
  Oakwood Originated............     21,450      28,938      39,273        51,566        67,120        57,708        75,741
  Acquired Portfolios...........                  1,591       5,773         4,872         4,177         4,567         3,923
Aggregate Outstanding Principal
  Balance of Serviced Assets
  Oakwood Originated............   $345,635    $507,394    $757,640    $1,130,378    $1,687,406    $1,334,322    $1,988,116
  Acquired Portfolios...........                $30,498     $85,227       $70,853       $57,837       $65,284       $52,971
Average Outstanding Principal
  Balance per Serviced Asset
  Oakwood Originated............      $16.1       $17.5       $19.3         $21.9         $25.1         $23.1         $26.2
  Acquired Portfolios...........                  $19.2       $14.8         $14.5         $13.8         $14.3         $13.5
Weighted Average Interest Rate
  of Serviced Assets
  Oakwood Originated............       13.5%       12.8%       12.2%         12.0%         11.5%         11.7%         11.3%
  Acquired Portfolios...........                    9.4%       11.0%         11.3%         11.2%         11.3%         11.1%

DELINQUENCY AND LOAN LOSS/REPOSSESSION EXPERIENCE

     The following tables set forth certain information concerning (1) the delinquency experience and (2) the loan loss and repossession experience of the portfolio of manufactured housing installment sales contracts and residential mortgage loans serviced by Oakwood, in each case for each of Oakwood's fiscal years from 1992 through 1996 and the six-month periods ended March 31, 1996 and 1997. Because delinquencies, losses and repossessions are affected by a variety of economic, geographic and other factors, there can be no assurance that the delinquency and loss experience of the Assets will be comparable to that set forth below.
                           DELINQUENCY EXPERIENCE (1)

                                                                            AT SEPTEMBER 30,                       MARCH 31,
                                                             1992      1993      1994      1995       1996       1996      1997
Total Number of Serviced Assets
  Oakwood Originated.....................................   21,450    28,938    39,273    51,566      67,120    57,708    75,741
  Acquired Portfolios....................................              1,591     5,773     4,872       4,177     4,567     3,923
Number of Delinquent Assets (2)
  Oakwood Originated:
     30 to 59 days past due..............................      282       244       350       601         835       568       891
     60 to 89 days past due..............................       76        51        97       185         308       210       344
     90 days or more past due............................       98       150       198       267         492       366       663
  Total Number of Assets Delinquent......................      456       445       645     1,053       1,635     1,144     1,898
  Acquired Portfolios:
     30-59 days past due.................................                 37       127        63          66        50        61
     60-89 days past due.................................                 26        49        17          23        19        19
     90 days or more past due............................                 16        98        76          62        66        78
  Total Number of Assets Delinquent......................                 79       274       156         151       135       158
Total Delinquencies as a Percentage of Serviced Assets
  (3)
  Oakwood Originated.....................................      2.1%      1.5%      1.6%      2.0%        2.4%      2.0%      2.5%
  Acquired Portfolios....................................                5.0%      4.7%      3.2%        3.6%      3.0%      4.0%

(1) Assets that are already the subject of repossession or foreclosure procedures are not included in "delinquent assets" for purposes of this table.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

(3) By number of assets.

                       LOAN LOSS/REPOSSESSION EXPERIENCE

                                                                                                   AT OR FOR THE SIX MONTHS
                                                       AT SEPTEMBER 30,                                ENDED MARCH 31,
                                    1992        1993        1994        1995         1996           1996            1997
                                                                    (DOLLARS IN THOUSANDS)
Total Number of Serviced Assets
  (1)..........................     21,450      30,529      45,046      56,438        71,297         62,275          79,664
Average Number of Serviced
  Assets During Period.........     18,251      25,990      37,788      50,742        63,868         59,357          75,481
Number of Serviced Assets
  Repossessed..................        855         902       1,241       1,718         2,746          1,277           1,828
Serviced Assets Repossessed as
  a Percentage of Total
  Serviced Assets (2)..........       3.99%       2.95%       2.75%       3.04%         3.85%          4.10%(6)         4.59%(6)
Serviced Assets Repossessed as
  a Percentage of Average
  Number of Serviced
  Assets.......................       4.68%       3.47%       3.28%       3.39%         4.30%          4.30%(6)         4.84%(6)
Average Outstanding Principal
  Balance of
  Assets (3)
  Oakwood Originated...........   $435,558    $531,199    $701,875    $976,905    $1,409,467     $1,242,076      $1,816,081
  Acquired Portfolios..........                $15,249     $30,432     $30,235       $27,351        $28,966         $24,147
Net Losses from Asset
  Liquidations (4):
  Total Dollars (3)
     Oakwood Originated........     $4,239      $3,328      $4,630      $7,303       $14,248         $5,948         $11,214
     Acquired Portfolios.......                     $0        $203        $473          $592           $508            $509
  As a Percentage of Average
     Outstanding Principal
     Balance of Assets (3)(5)
     Oakwood Originated........       0.97%       0.63%       0.66%       0.75%         1.01%          0.96%(6)         1.23%(6)
     Acquired Portfolios.......                   0.00%       0.67%       1.56%         2.16%          3.51%(6)         4.22%(6)

(1) As of period end.

(2) Total number of serviced assets repossessed during the applicable period expressed as a percentage of the total number of serviced assets at the end of the applicable period.

(3) Includes assets originated by Oakwood and serviced by Oakwood or others.

(4) Net losses represent all losses incurred on Oakwood-serviced portfolios. Such amounts include estimates of net losses with respect to certain defaulted assets. Charges to the loss reserves in respect of a defaulted asset generally are made before the defaulted asset becomes a liquidated asset. The length of the accrual period for the amount of accrued and unpaid interest included in the calculation of the net loss varies depending upon the period in which the loss was charged and whether the asset was owned by an entity other than Oakwood.

(5) Total net losses incurred on assets liquidated during the applicable period expressed as a percentage of the average outstanding principal balance of all assets at the end of the applicable period.

(6) Annualized.

     Oakwood has informed the Company that Oakwood believes that its historical loss experience has been favorably affected by its ability to resell repossessed units through Oakwood Mobile Homes, Inc. ("OMH"), a wholly-owned retailing subsidiary of Oakwood Homes, and dealers supervised by OMH, and its engagement of OMH to make needed repairs on repossessed units through the facilities of such dealers, rather than having to hire unaffiliated parties to perform such services at higher rates. If Oakwood is replaced as Servicer of the Assets, the successor Servicer will not have access to OMH or its network of dealers and, as a consequence, the loss experience on the Assets (particularly the Contracts) may be adversely affected.

     The data in the foregoing tables are presented for illustrative purposes only, and there is no assurance that the delinquency, loan loss and repossession experience of the Assets will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by downturns in regional or local economic conditions. For instance, such a downturn was experienced in areas dependent on the oil and gas industry in the 1980s, causing increased levels of delinquencies, repossessions and loan losses on manufactured housing installment sales contracts in the affected areas. The Asset Pool consists primarily of Contracts. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses upon repossessions or as to the levels of losses that will be incurred as a result of any repossessions of or foreclosures on Assets. Information regarding the geographic location, at origination, of the Manufactured Homes and Mortgaged Properties securing the Assets in the Asset Pool is set forth under "The Asset Pool" herein.

     In particular, such data generally represents Oakwood's experience servicing installment sales contracts and mortgage loans underwritten pursuant to Oakwood's underwriting standards, which may differ from DFC's underwriting standards. Further, such data reflect Oakwood's experience servicing installment sales contracts and mortgage loans during certain historic economic conditions that may not reflect future conditions. Accordingly, the performance of the Assets and Oakwood's servicing experience with respect thereto may differ materially from Oakwood's historical servicing data presented herein.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer will administer, service and make collections on the Assets, exercising the degree of care that the Servicer exercises with respect to similar contracts serviced by the Servicer.

     Except for the Step-up Rate Loans during their Step-up Periods, each Asset bears interest at a fixed annual percentage rate (its "APR" or "Asset Rate") and provides for level payments over the term of such Asset that fully amortize the principal balance of the Asset. All of the Assets are actuarial obligations. The portion of each Monthly Payment for any Asset allocable to principal is equal to the total amount of such Monthly Payment less the portion thereof allocable to interest. The portion of each Monthly Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the Asset, which principal balance is determined by reducing the initial principal balance by the principal portion of all Monthly Payments that were due in prior months (regardless of whether such Monthly Payments were made in a timely fashion) and all prior partial principal prepayments. Thus, each scheduled Monthly Payment on an Asset will be applied to interest and to principal in accordance with such precomputed allocation regardless of whether such Monthly Payment is received in advance of or subsequent to its Due Date. All payments received on the Assets (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on such Assets) will be applied when received first to any previously unpaid scheduled Monthly Payments, and then to the currently due Monthly Payment, in the chronological order of occurrence of the Due Dates for such Monthly Payments. Any payments on an Asset that exceed the amount necessary to bring the Asset current are applied to the partial prepayment of principal of the Asset if the Servicer determines (based on specific directions from the Obligor as to such payment or on a course of dealing with such Obligor) that the Obligor intended such payment as a partial principal prepayment. If the Servicer cannot determine the Obligor's intent with respect to any such excess payment, the Servicer will apply such excess payment as an early payment of scheduled Monthly Payments for subsequent Due Dates to the extent such excess payment is an integral multiple of such Obligor's scheduled Monthly Payment, and will apply the remainder of such excess payment as a partial principal prepayment.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     For its servicing of the Assets, with respect to each Asset the Servicer will be entitled to receive, out of the related collections on such Asset, a Servicing Fee equal to 1.00% per annum (the "Servicing Fee Rate") multiplied by the Scheduled Principal Balance of such Asset at the beginning of the related Collection Period (without giving effect to any Principal Prepayments, Net Liquidation Proceeds and Repurchase Prices received (or Realized Losses incurred) during the related Prepayment Period). If Oakwood is the Servicer, the Servicing Fee in respect of a Distribution Date will be paid pursuant to clause
(16) under "Description of the Offered Certificates -- Distributions" above and only to the extent of funds available pursuant to such clause, except that it may retain its Servicing Fee out of collections on the Assets to the extent that the amount already on deposit in the Certificate Account for the related Distribution Date will allow the full distribution of all amounts required to be distributed pursuant to clauses (1) through (16) under "Description of the Offered Certificates -- Distributions -- Priority of Distributions" above on the related Distribution Date. If Oakwood is not the Servicer, the Servicing Fee in respect of each Asset may be retained by the Servicer at the time of the related collection on such Asset (or may be withdrawn from the Certificate Account at a later time), in which case such amount will not be part of the Available Distribution.

     The Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust and for additional administrative services performed by the Servicer on behalf of the Trust. Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Asset. Administrative services performed by the Servicer on behalf of the Trust include calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Assets and paid by the Servicer from its monthly Servicing Fee include, without limitation, payment of fees and expenses of accountants, payment of all fees and expenses incurred in connection with the enforcement of Contracts or Mortgage Loans (except Liquidation Expenses as described below) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a defaulted Asset for all reasonable, out-of-pocket Liquidation Expenses incurred by it in repossessing, foreclosing on (if applicable) and liquidating the related Manufactured Home or Mortgaged Property.

     As part of its servicing fees, the Servicer will also be entitled to retain, as compensation for the additional services provided in connection with the Agreement, any late payment fees made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees paid in connection with permitted assumptions of Assets by purchasers of the related Manufactured Homes and Mortgaged Properties, as well as investment earnings on funds in the Certificate Account.

ADVANCES

     On or prior to the Remittance Date for each Distribution Date, the Servicer will either (1) deposit from its own funds the related aggregate P&I Advance into the Certificate Account; (2) cause appropriate entries to be made in the records of the Certificate Account that funds in the Certificate Account that are not part of the Available Distribution for the related Distribution Date have been used to make the aggregate P&I Advance; (3) if the Certificate Account is maintained by the Trustee, instruct the Trustee to use investment earnings on the Certificate Account to defray the Servicer's P&I Advance obligation; or (4) make (or cause to be made) the aggregate P&I Advance through any combination of the methods described in clauses (1), (2) and (3) above. Any funds held for future distribution and used in accordance with clause (2) above must be restored by the Servicer from its own funds or from early payments collected on the Assets when they become part of a future Available Distribution. The aggregate required P&I Advance for a Distribution Date is the sum of delinquent scheduled Monthly Payments due in the related Collection Period, exclusive of all Non-recoverable Advances.

     P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders rather than to guarantee or insure against losses.

     The Servicer will also be obligated to make advances ("Servicing Advances"), to the extent the Servicer deems such Advances recoverable out of Liquidation Proceeds of, or from collections on, the related Contract or Mortgage Loan, in respect of Liquidation Expenses and certain taxes and insurance premiums not paid by an Obligor on a timely basis.

     The Servicer may reimburse itself for P&I Advances and Servicing Advances out of collections of the late payments in respect of which such Advances were made. In addition, upon the determination that a Non-recoverable Advance has been made in respect of an Asset or upon an Asset becoming a Liquidated Loan, the Servicer may reimburse itself out of funds in the Certificate Account for unreimbursed amounts advanced by it in respect of such Asset.

[COMPENSATING INTEREST

     If an Asset is liquidated or prepaid in full other than on a Due Date, the Obligor generally is only required to pay interest to the date of liquidation or prepayment. In such event, for so long as Oakwood is the Servicer of the Asset, the Servicer is obligated to pay interest to the next Due Date (as further defined in the "Glossary" in the Prospectus, "Compensating Interest"), so long as such amount does not exceed the Servicer's aggregate servicing compensation for such month.]

SUCCESSORS TO SERVICER; DELEGATION OF DUTIES

     Any entity with which the Servicer is merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as each Rating Agency has delivered to the Trustee a letter to the effect that such successorship will not result in a downgrading of the rating then assigned by such Rating Agency to any Class of the Certificates. The Servicer may delegate certain computational, data processing, collection and foreclosure (including repossession) duties under the Agreement without any notice to or consent from the Company or the Trustee, provided that the Servicer will remain fully responsible for the performance of such duties.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Certificates will be used to purchase the Assets simultaneously and to pay other expenses connected with pooling the Assets and issuing the Certificates.

                                  UNDERWRITING

     The Company and DFC have entered into an underwriting agreement dated June , 1997 (the "Underwriting Agreement") with Credit Suisse First Boston
Corporation and Deutsche Morgan Grenfell (together, the "Underwriters"), for whom Credit Suisse First Boston Corporation is acting as representative (the "Representative"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase, the principal amount of the Offered Certificates set forth below opposite its name.

                                                                    CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4
Credit Suisse First Boston Corporation..........................
Deutsche Morgan Grenfell........................................
     Total......................................................

                                                                                    CLASS A-5       CLASS M       CLASS B-1
Credit Suisse First Boston Corporation..........................................
Deutsche Morgan Grenfell........................................................
     Total......................................................................

     The Underwriting Agreement provides that the obligations of the several Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Offered Certificates if any of the Offered Certificates are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

     The Company has been advised by the Representative that the several Underwriters propose to offer the Offered Certificates to the public initially at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of the amount set forth below for each Class. The Underwriters and such dealers may allow a discount not in excess of the amount set forth below for each Class to certain other dealers. After the initial public offering of the Offered Certificates, the public offering prices and concessions and discounts to dealers may be changed by the Representative.

                                                                                CONCESSION
                                                                                 (PERCENT      DISCOUNT
                                                                                    OF        (PERCENT OF
                                                                                PRINCIPAL      PRINCIPAL
                                                                                 AMOUNT)        AMOUNT)
Class A-1....................................................................          %              %
Class A-2....................................................................          %              %
Class A-3....................................................................          %              %
Class A-4....................................................................          %              %
Class A-5....................................................................          %              %
Class M......................................................................          %              %
Class B-1....................................................................          %              %
Class B-2....................................................................          %              %

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

     The Company and DFC have agreed to indemnify the several Underwriters against certain liabilities, including civil liabilities under the Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

     Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

     In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Company or any of its affiliates nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Certificates. In addition, neither the Company or any of its affiliates nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Hunton & Williams, Richmond, Virginia, and for the Underwriters by Simpson Thacher & Bartlett, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Company by Hunton & Williams.

                              ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to ERISA or corresponding provisions of the Code (collectively, "Plans"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors") should carefully review with their legal advisors whether the purchase or holding of any Certificates could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations (as defined in the Prospectus) or the prohibited transaction rules of ERISA or the Code. Prospective investors should be aware that, although certain exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Certificate. See "ERISA Considerations" in the Prospectus.

     Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (1) a Plan that is subject to ERISA and any party in interest or disqualified person with respect to the Plan and (2) plan assets. The Plan Asset Regulations define "plan assets" to include not only securities (such as the Certificates) held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule"), unless one or more exceptions specified in the regulations are satisfied. The Offered Certificates will be treated as equity securities for purposes of the Plan Asset Regulations. The Look-Through Rule would not apply to the Offered Certificates if one or more of the exceptions specified in the Plan Asset Regulations are satisfied. However, based on the information available to the Underwriters at the time of the printing of the Prospectus, there can be no assurance that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to the initial or any subsequent purchases of the Offered Certificates. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor has granted an administrative exemption to Credit Suisse First Boston Corporation (Prohibited Transaction Exemption 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42,581 (1989), referred to herein as the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations and that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts such as the Contracts and mortgage loans such as the Mortgage Loans.

     Among the general conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the related trust;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Moody's, Fitch, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Duff & Phelps Credit Rating Co. ("D&P");

     (4) the trustee of the related trust must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

     (6) the sum of all payments made to and retained by the Company pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; and

     (7) the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under any servicing agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

     The Exemption defines the term "reasonable compensation" by reference to DOL Regulation (section mark) 2550.408c-2, 29 C.F.R. (section mark) 2550.480c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan considering the purchase of an Offered Certificate should satisfy itself that all amounts paid to or retained by the Underwriters, the Company and the Servicer of the Contracts represent reasonable compensation for purposes of the Exemption. In addition, it is a condition to application of the Exemption that the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Act. Furthermore, in order for its certificates to qualify under the Exemption, a trust must meet the following requirements: (a) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools; (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption does not apply to Plans sponsored by the Company, the Underwriters, DFC, the Trustee, the Servicer and any Obligor with respect to Assets included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the Assets in the Trust, or any affiliate of such parties (the "Restricted Group"). Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption may apply to the acquisition and holding of the Senior Certificates by Plans provided that all conditions to application of the Exemption are met. Prospective investors should be aware, however, that even if the conditions specified in the Exemption are met, the scope of the relief provided by the Exemption might not cover all acts that might be construed as prohibited transactions. In addition, one or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemption is not applicable, depending in part upon the Class of Certificate to be acquired, the type of Plan fiduciary that is making the decision to acquire such Certificate and the circumstances under which such decision is made, including, but not limited to, (a) PTCE 95-6, regarding investments by insurance company general accounts; (b) PTCE 91-38, regarding investments by bank collective investment funds; (c) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (d) PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools. Before purchasing Senior Certificates, a Plan subject to the fiduciary responsibility provisions of ERISA or described in
Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions to application of the Exemption or any other exemptions would be met. A purchaser of Senior Certificates should be aware, however, that even if the conditions specified in one or more of the alternative exemptions are met, the scope of the relief provided by such exemptions might not cover all acts that might be construed as prohibited transactions. In addition, any Plan Investor contemplating an investment in the Senior Certificates should note that the duties and obligations of the Trustee and the Servicer are limited to those expressly set forth in the Agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.

     BECAUSE THE OFFERED SUBORDINATED CERTIFICATES ARE SUBORDINATED SECURITIES, AND THE CLASS B-1 CERTIFICATES ARE NOT EXPECTED TO BE RATED IN ONE OF THE THREE HIGHEST RATING CATEGORIES BY THE RATING AGENCIES, THE EXEMPTION AND CERTAIN OF THE ALTERNATIVE EXEMPTIONS NOTED ABOVE WILL NOT APPLY TO THE PURCHASE, SALE, OR HOLDING OF SUCH CERTIFICATES. ACCORDINGLY, THE OFFERED SUBORDINATED CERTIFICATES WILL NOT BE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS. EACH PURCHASER OF AN OFFERED SUBORDINATED CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PLAN INVESTOR.

                                    RATINGS

     It is a condition to the issuance of the Certificates that (i) the Senior Certificates be rated "AAA" by Fitch and "Aaa" Moody's, (ii) the Class M Certificates be rated at least "AA-" by Fitch and "Aaa" by Moody's, and (iii) the Class B-1 Certificates be rated at least "BBB" Fitch and "Baa2" by Moody's. The "-" modifier indicates that, while the related security falls generally within the applicable rating category, it possesses certain attributes that render it of relatively lower quality than a security assigned a rating in the general category without such modifier.

     The ratings on asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying assets to which they are entitled. Rating opinions address the structural, legal and issuer-related aspects associated with the securities, including the nature of the underlying assets. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with respect to the underlying assets or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the ratings do not address the possibility that holders of the Offered Certificates purchased at a premium might suffer a lower than anticipated yield in the event of rapid prepayments of the Assets or in the event that the Trust is terminated prior to the Final Scheduled Distribution Date for the Certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

     The Company will request Fitch and Moody's to rate the Offered Certificates. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Company to do so may be lower than the rating assigned by a Rating Agency pursuant to the Company's request.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Senior Certificates and the Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As "mortgage related securities," the Senior Certificates and the Class M Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment Considerations" in the Prospectus.

     THE CLASS B-1 CERTIFICATES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA BECAUSE THEY ARE NOT RATED IN ONE OF THE TWO HIGHEST RATING CATEGORIES BY A NATIONALLY-RECOGNIZED STATISTICAL RATING ORGANIZATION. The appropriate characterization of the Class B-1 Certificates under various legal investment restrictions, and thus the ability of investors subject to legal restrictions to purchase the Class B-1 Certificates, is subject to significant interpretive uncertainties. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agency with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Counsel Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in certain "high-risk" mortgage securities.

     The Company makes no representations as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the legality of investment by particular investors in any Class of the Offered Certificates under applicable legal investment restrictions. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments under SMMEA or are subject to investment, capital or other restrictions. See "Legal Investment Considerations" in the Prospectus.